UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Soliciting Material Pursuant to § 240.14a-12

VALVOLINE INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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100 Valvoline Way

Lexington, KY 40509

December 14, 2021

Dear Valvoline Inc. Shareholder:

On behalf of our Board of Directors and management, we cordially invite you to attend the 2022 Annual Meeting of Shareholders of Valvoline Inc. The meeting will be held on Tuesday, January 25, 2022, at 8:00 a.m. (ET), at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

We are pleased to provide access to our proxy materials via the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to most of our shareholders a Notice of Internet Availability of Proxy Materials (“Notice”) instead of a paper copy of this Proxy Statement, a proxy card and our 2021 Annual Report. The Notice contains instructions on how to access those documents over the Internet, as well as instructions on how to request a paper copy of our proxy materials. All shareholders who do not receive a Notice, including shareholders who have previously requested to receive paper copies of proxy materials, will receive a paper copy of the proxy materials by mail. We believe that this approach provides a convenient way for you to access our proxy materials and vote your shares, while reducing the costs of printing and distributing our proxy materials and conserving natural resources.

The attached Notice of Annual Meeting and Proxy Statement describe the business to be conducted at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, it is important that your shares be represented and voted at the meeting. We encourage you to promptly vote and submit your proxy by telephone or over the internet using the instructions on the Notice, or, if you received paper copies of the proxy materials, you may also vote by following the instructions on the proxy card and signing and returning it in the pre-addressed postage-paid envelope provided for your convenience. If you attend the Annual Meeting, you can vote in person even if you previously submitted your proxy.

In response to the ongoing COVID-19 pandemic, health and safety protocols will be followed at the Annual Meeting. All seating will be appropriately spaced to ensure proper social distancing and attendees will be required to wear a mask or other acceptable face covering during the meeting. In the event it is not possible to hold the Annual Meeting in person, we will publicly announce alternative arrangements for the Annual Meeting as soon as practicable, which may include holding a virtual-only meeting.

We appreciate your continued confidence in Valvoline and look forward to seeing you at the meeting.

Sincerely,

Samuel J. Mitchell, Jr. Chief Executive Officer	Stephen F. Kirk Chairman of the Board

Notice of Annual Meeting of Shareholders

Date

Tuesday, January 25, 2022

Time

8:00 a.m. (ET)

Place

Valvoline Inc.

100 Valvoline Way

Lexington, KY 40509

Record Date

November 29, 2021

Agenda
➊	Election of nine members of our Board of Directors;
➋	Ratification of the appointment of our independent registered public accounting firm;
➌	Non-binding advisory resolution approving our executive compensation; and
➍	Consideration and transaction of any other business properly brought before the meeting.

You can vote one of the following ways

Internet

Visit the website listed on your proxy card to vote OVER THE INTERNET

Telephone

Call the telephone number specified on your proxy card to vote BY TELEPHONE

Mail

Sign, date and return your proxy card in the enclosed envelope to vote BY MAIL

In Person

Attend the Annual Meeting to vote IN PERSON

To Our Shareholders:

Your vote is very important. Please submit your vote as soon as possible. Follow voting instructions in your proxy materials when voting by telephone, over the Internet or by mail. Submitting your proxy by one of these methods ensures your representation at the Annual Meeting regardless of whether you attend.

Only shareholders of record at the close of business on November 29, 2021, are entitled to notice of, and to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors,

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

Lexington, Kentucky

December 14, 2021

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE ANNUAL MEETING TO BE HELD ON JANUARY 25, 2022.

This Proxy Statement and our 2021 Annual Report to Shareholders are available at

http://investors.valvoline.com/financial-reports/proxy.

PROXY STATEMENT

i	Proxy Statement Summary

1	Questions and Answers About the Annual Meeting

14	Audit Committee Matters
14	Policy on Pre-Approval of Audit Firm Services
14	Audit Committee Report

17	Corporate Governance
17	Valvoline’s Board of Directors
17	Composition
17	Leadership Structure
18	Independence
18	Committees
21	Compensation Committee Interlocks and Insider Participation
21	The Board’s Operations
22	The Board’s Role in Risk Oversight
22	ESG Oversight
23	Other Governance Policies and Practices
23	Overview of Governance Principles
24	Related Person Transaction Policy
24	Communication with Directors
25	Attendance at Annual Meeting
25	Nomination of Directors

27	Executive Compensation
48	Summary Compensation Table
50	Grants of Plan-Based Awards for Fiscal 2021
51	Outstanding Equity Awards at Fiscal 2021 Year-End
53	Option Exercises and Stock Vested for Fiscal 2021
54	Pension Benefits for Fiscal 2021
58	Non-Qualified Deferred Compensation for Fiscal 2021
59	Potential Payments upon Termination or Change in Control for Fiscal 2021 Table

64	CEO Pay Ratio

65	Compensation of Directors
65	Fiscal 2021 Director Compensation Program

67	Miscellaneous
67	Stock Ownership Information
67	Stock Ownership of Directors, Director Nominees and Executive Officers
68	Stock Ownership of Certain Beneficial Owners
69	Equity Compensation Plan Information
69	Proxy Solicitation Costs
69	Shareholder Proposals for the 2023 Annual Meeting
70	Other Matters

A-1	Appendix A - Non-GAAP Reconciliation

Proxy Voting Matters
Page
6	Proposal One - Election of Directors
13	Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm
16	Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

Compensation Discussion and Analysis
Page
27	Introduction
28	Executive Summary
28	Fiscal 2021 Highlights
28	Changes to the Fiscal 2021 Compensation Program
29	Compensation Philosophy
30	Pay for Performance
31	What We Do vs. What We Don’t Do
32	Elements of Valvoline’s Executive Compensation Program
32	How We Make Pay Decisions
32	Role of Consultant
33	Peer Group
34	Benchmarking / Survey Data
35	Internal Pay Equity
35	“Say on Pay”
35	Compensation Decisions for Fiscal 2021
35	Base Salary
36	Annual Incentive
38	Long-term Incentive
40	Other Benefits and Perquisites
40	Health and Welfare Benefits
41	Executive Perquisites
41	Post-termination
41	Retirement Benefits
42	Severance Benefits
43	Change in Control Benefits
44	Governance Policies and Practices
44	Clawback Policy
44	Stock Ownership Guidelines
45	Anti-Hedging / Anti-Pledging Policy
45	Annual Risk Assessment
46	Compensation Decisions for Fiscal 2022
46	Deductibility of Compensation
47	Report of the Compensation Committee

PROXY STATEMENT

Proxy Statement Summary

This summary highlights certain information about matters discussed in this Proxy Statement. This summary does not contain all information you should consider, and we encourage you to read this entire Proxy Statement carefully before voting.

2022 Annual Meeting of Shareholders

Date and Time: Tuesday, January 25, 2022 at 8:00 a.m. Eastern Time	Location: Headquarters of Valvoline Inc. 100 Valvoline Way Lexington, KY 40509	Record Date: November 29, 2021	Proxy Mail Date: On or about December 14, 2021

Voting Matters and Board Recommendations

Matter		Board Vote Recommendation		Page Reference (for more details)
Proposal 1	Election of Nine Directors	✓	FOR Each Nominee	6-12
Proposal 2	Ratification of Appointment of Ernst & Young LLP as Valvoline’s Independent Registered Public Accounting Firm for Fiscal 2022	✓	FOR	13-15

Proposal 3	Non-binding Advisory Resolution Approving our Executive Compensation	✓	FOR	16

Corporate Governance Highlights

Valvoline believes good governance is critical to achieving long-term shareholder value. We are committed to governance practices and policies that serve the best interests of the Company and our shareholders. The following table summarizes certain highlights of our corporate governance practices and policies:

Board Practices	Shareholder Rights and Accountability

✓  8 of 9 director nominees are independent

✓  Independent Board Chairman

✓  Executive sessions regularly held by independent directors at Board and Committee meetings

✓  98% total attendance at Board and Committee meetings in fiscal 2021

✓  Annual Board and Committee self-assessments

✓  Stock Ownership Guidelines for directors and executives

✓  2 independent directors added since 2018, and actively searching for one or more new independent directors with significant experience in the areas of electric vehicles, energy transition and/or autonomous transportation

✓  Annual election of all directors

✓  Confidential voting policy

✓  Directors are elected by majority vote in uncontested elections

✓  Shareholder right to call special meetings

✓  No Shareholders right plans

✓  Annual Say-on-Pay Voting

PROXY STATEMENT i

Board Diversity

Our director nominees exhibit a mix of skills, experience and perspectives that will facilitate the strong oversight and strategic direction required to govern the Company’s business and strengthen and support senior management.

Gender Diversity	Racial/Ethnic Diversity	Independent	Tenure In Years

Board Expertise & Skills

Automotive Transportation	Finance	Franchise Operations	International	Digital and Marketing	M&A	Retail	Risk Management	Supply chain

Our Director Nominees to the Board

You are being asked to vote on the election of the nine directors listed below. Detailed information about each nominee’s background and experience can be found beginning on page 8.

Nominee Name Occupation		Director Since		Other Public Co. Boards	Committee Memberships
	Age		Independent		Audit	Comp	G&N
Gerald W. Evans, Jr. Retired Chief Executive Officer of Hanesbrands Inc.	62	2019	✓	0
Richard J. Freeland Retired President and Chief Operating Officer of Cummins Inc.	64	2016	✓	1
Stephen F. Kirk Chairman of the Board; Retired Senior Vice President and Chief Operating Officer of The Lubrizol Corporation	72	2016	✓	0
Carol H. Kruse Former Chief Marketing Officer of ESPN and Cambia Health Solutions	59	2018	✓	0
Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc.	61	2016	✓	2
Vada O. Manager President and Chief Executive Officer of Manager Global Holdings LLC; Chief Strategist & Board Director of Think TRUE	60	2016	✓	0
Samuel J. Mitchell, Jr. Chief Executive Officer and Director of Valvoline Inc.	60	2016		0
Charles M. Sonsteby Former Vice Chairman of The Michaels Companies	68	2016	✓	1
Mary J. Twinem Retired Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.	61	2016	✓	1

  =  Chair                       =  Member

ii	PROXY STATEMENT

Fiscal 2021 Financial and Operational Highlights

Fiscal 2021 was a remarkable year for growth and transformation at Valvoline, including record sales, net income and adjusted EBITDA, each reflecting exceptional year-over-year growth. Valvoline’s strategy to become a more service-driven business was strengthened as our Retail Services segment contributed 54% of our total segment adjusted EBITDA(1), driven by outstanding year-over-year same store sales growth and unit additions. We also saw strong sales and volume growth in our Global Products segment.

The success of both segments demonstrates the solid foundation that we have built across our businesses. In October 2021, the Company announced its plan to accelerate its continued transformation by pursuing a separation of its two reportable segments, Retail Services and Global Products.

FY21 Financial Highlights

Sales $3 billion Increase of 27%	Net Income $420 million Increase of 32% Earnings per diluted share (EPS) $2.29, up 36%	Adjusted EBITDA(1) $634 million Increase of 28% Adjusted EPS(1) $1.95, up 37%

Cash Flow from Operations $404 million	Free Cash Flow(1) Generation $260 million	Cash Returned to Shareholders(2) $218 million

FY21 Segment Highlights

Retail Services

Sales $1.2 billion Increase of 38%	System-wide Same-store Sales (SSS)(3) Grew 21%	Operating Income $321 million, up 54% Adjusted EBITDA(1) $382 million, up 55%

Global Products

Sales $1.8 billion Increase of 20%	Lubricant Volume Grew 16%	Operating Income $298 million, up 5% Adjusted EBITDA(1) $327 million, up 6%

FY21 Strategic Highlights

Retail Services System-wide store sales(3) $2 billion Increase of 30% driven by SSS(3) growth of 21% and unit growth of 9% to 1,594 stores	Global Products Discretionary free cash flow(1) $213 million Increase of 5%	Valvoline 28% ROIC(4)

(1)	For a reconciliation of non-GAAP measures, including adjusted EBITDA, adjusted diluted EPS, discretionary free cash flow and free cash flow, refer to Appendix A.
(2)	Cash returned to shareholders through dividends and share repurchases.
(3)

SSS is defined as sales by system-wide U.S. Retail Services stores, with new stores, including franchised conversions, excluded from the metric until the completion of their first full fiscal year in operation as this period is generally required for new store sales levels to begin to normalize. Valvoline does not recognize sales from franchised stores as Retail Services sales. Retail Services sales are limited to sales at company-operated stores, sales of lubricants and other products to independent franchisees and Express Care operators and royalties and other fees from franchised stores. For more information on management’s use of key business metrics, including SSS, system-wide store sales and discretionary free cash flow, refer to the “Key Business Measures” section on Page 37 of the Company’s Form 10-K for fiscal 2021.

(4)

Calculated as operating profit after tax adjusted for key items divided by two-year average invested capital, which is comprised of equity, debt and finance lease obligations, less cash and cash equivalents.

PROXY STATEMENT iii

Fiscal 2021 Compensation Highlights

What We Do	What We Don’t Do

✓ Emphasize pay-for-performance

✓ Utilize a balance of cash-based short-term and equity-based long-term incentive compensation

✓ Engage in rigorous goal-setting process for all incentive metrics

✓ Apply meaningful stock ownership guidelines

✓ Subject all equity awards to double-trigger change in control vesting provisions

✓ Maintain a strong clawback policy

✓ Use a representative and relevant peer group

✓ Use an independent compensation consultant

✓ Provide Board oversight of incentive compensation risk

✗  No tax gross ups on change in control payments

✗  No single-trigger change in control payments

✗  No hedging or pledging of Company stock

✗  No excessive perquisites

✗  No repricing of equity awards

✗  No share recycling

✗  No employment agreements

✗  No dividends or dividend equivalents on unearned PSUs

Pay for Performance

How do we link performance and pay?	• A substantial portion of our Named Executive Officers’ pay is tied to short-term and long-term incentives.
• The performance metrics balance key short-term financial goals with long-term shareholder value creation.

•  For fiscal 2021, the Valvoline Incentive Plan, our annual incentive plan, was based 100% on Valvoline adjusted EBITDA. Each of our operating segment leaders and our Chief Supply Chain Officer had an additional annual incentive opportunity equal to 10% of their annual base salary based on pre-determined strategic initiatives.

•  Performance-based long-term incentive awards in the form of performance stock units made during fiscal 2021 were based on Valvoline adjusted EPS performance targets that reflect strong year-over-year earnings growth during the three-year performance period.

Pay-for-performance Compensation Philosophy

To reinforce our pay for performance philosophy, the total compensation program for our Named Executive Officers is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short-term and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

Pay Mix of CEO and Other NEOs(1)(2)

(1)	Totals may not foot due to rounding.
(2)	Excludes Mr. Puckett, who retired from Valvoline, effective August 13, 2021.

iv	PROXY STATEMENT

Fiscal Year 2021 Annual and Long-Term Incentive Plan Payouts

How did we perform?	Fiscal 2021 Valvoline Incentive Plan
• Adjusted EBTIDA of $589.9 million, as adjusted under the plan, exceeded maximum performance for fiscal 2021, resulting in a payout of 150% of the target incentive.
Fiscal 2019 – 2021 Performance Stock Units

•  Valvoline adjusted EPS of $1.867 for fiscal 2021, $1.542 for fiscal 2020, $1.376 for fiscal 2019 and cumulative adjusted EPS of $4.785 over the three-year performance period, each as adjusted under the plan, resulted in a payout of 144.5% of the PSUs.

•  Valvoline’s relative TSR of 54.7% over the three-year performance period, representing the 74th percentile of the TSR performance of the S&P MidCap 400 Index, was at target performance, resulting in no adjustment of the PSU payout.

Say on Pay

Shareholders continued to show strong support for our executive compensation programs, with 97% of the votes cast for the approval of the “say on pay” proposal at our 2021 Annual Meeting of Shareholders.

Environmental, Social and Governance (“ESG”) Oversight

Valvoline recognizes the importance of being a good corporate citizen and we strive to run our business in a responsible manner, reduce our environmental impact and create a diverse and vibrant workforce. We believe that ESG matters are intimately intertwined with our business and believe that a strategy that recognizes the importance of each ESG pillar is in the best interests of Valvoline and our stakeholders.

To provide for effective oversight of Valvoline’s strategy, initiatives and policies regarding ESG matters, our Board consolidated the review and oversight of ESG matters within the Governance & Nominating Committee in fiscal 2021. The ESG matters that the G&N Committee reviewed and discussed with members of the Valvoline Leadership Team (“VLT”) and our newly established ESG Steering Committee in fiscal 2021 included:

•	environmental, health and safety matters;

•	ethics and compliance;

•	diversity, equity and inclusion; and

•	governance matters.

Valvoline established an ESG Steering Committee in fiscal 2021 to guide the VLT in enhancing and further developing Valvoline’s strategy related to ESG matters and to consider and recommend policies, practices and disclosures that conform to that strategy. The ESG Steering Committee meets at least four times per year and is composed of employees with the knowledge and expertise in relevant and varied disciplines.

PROXY STATEMENT v

Questions and Answers About the Annual Meeting

∎	Why did I receive these proxy materials?

You are invited to attend the 2022 Annual Meeting of Shareholders (the “Annual Meeting”) of Valvoline Inc. (“Valvoline,” the “Company,” “we,” “us,” and “our”) and vote on the proposals described in this Proxy Statement because you were a shareholder of record of Valvoline common stock, par value $0.01 per share (“Valvoline Common Stock”), as of the close of business on November 29, 2021 (the “Record Date”), the record date for determination of shareholders entitled to notice of and to vote at the Annual Meeting. The Company’s Board is soliciting proxies for use at the Annual Meeting, including any postponements or adjournments.

The Annual Meeting is being held at 8:00 a.m. (ET) on January 25, 2022, at Valvoline’s principal office, 100 Valvoline Way, Lexington, KY 40509.

∎	What is included in these proxy materials?

•	The Notice of Annual Meeting of Shareholders;

•	This Proxy Statement for the Annual Meeting; and

•	Valvoline’s Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (the “2021 Annual Report”).

If you received printed versions by mail, these printed proxy materials also include the proxy card or voting instruction form for the Annual Meeting.

∎	Why did I receive a Notice in the mail regarding the Internet availability of proxy materials instead of a full set of printed proxy materials?

In accordance with rules adopted by the Securities and Exchange Commission (the “SEC”), we may furnish proxy materials, including this Notice of Annual Meeting of Shareholders and Proxy Statement, together with our 2021 Annual Report, by providing access to such documents on the Internet instead of mailing printed copies. Most shareholders will not receive printed copies of the proxy materials unless they have specifically requested them. Instead, a Notice of Internet Availability of Proxy Materials (“Notice”) will be mailed to shareholders starting on or around December 14, 2021.

∎	How do I access the proxy materials?

The Notice will provide you with instructions regarding how to view Valvoline’s proxy materials for the Annual Meeting, including this Proxy Statement and the 2021

Annual Report, on the Internet. The Notice also instructs you on how you may submit your vote. If you would like to receive a paper or email copy of our proxy materials, you should follow the instructions for requesting such materials in the Notice.

∎	Who can attend the Annual Meeting?

Each shareholder of record of Valvoline as of the Record Date is invited to attend the Annual Meeting, although seating is limited. If your shares are held in the name of a broker, bank or other nominee, you will need to bring valid photo identification, such as a driver’s license or passport, and an account statement, proxy or letter from that nominee that confirms you are the beneficial owner of those shares as of the Record Date.

∎	Who may vote at the Annual Meeting?

Only shareholders of record of Valvoline as of the Record Date are entitled to receive the Notice of Annual Meeting of Shareholders and to vote their shares at the Annual Meeting. As of the Record Date, there were 179,980,216 shares of Valvoline Common Stock issued and outstanding and entitled to vote. Each share of Valvoline Common Stock entitles the shareholder to one vote on each matter properly brought before the Annual Meeting.

∎	What am I voting on?

At our Annual Meeting, shareholders will consider and vote on the following matters:

•	Election of nine members of our Board of Directors: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, and Mary J. Twinem, to serve until our 2023 Annual Meeting of Shareholders and until their successors have been duly elected and qualified;

•	Ratification of the appointment of Ernst & Young LLP (“EY”) as our independent registered public accounting firm for the fiscal year ending September 30, 2022 (“fiscal 2022”);

•	Non-binding advisory resolution approving our executive compensation (“Say on Pay”); and

•	Consideration and transaction of any other business properly brought before the Annual Meeting.

PROXY STATEMENT 1

∎	What is the Board of Directors’ voting recommendation?

The Board recommends that you vote your shares:

•	“FOR” each of the nominees to the Board;

•	“FOR” the ratification of the appointment of EY as our independent registered public accounting firm for fiscal 2022; and

•	“FOR” the non-binding advisory resolution approving our executive compensation.

∎	How can I vote?

If you are a registered shareholder as of the Record Date, you can vote (i) by attending the Annual Meeting, (ii) by following the instructions on the proxy card for voting by telephone or Internet or (iii) by completing and signing your enclosed proxy card, dating it and returning it by mail in the accompanying enclosed, pre-addressed postage-paid envelope. If you hold shares through a broker, bank or other nominee, that institution will instruct you as to how your shares may be voted by proxy, including whether telephone or Internet voting options are available. If you hold your shares through a broker, bank or other nominee and would like to vote in person at the Annual Meeting, you must first obtain a proxy issued in your name from the institution that holds your shares.

All shares represented by validly executed proxies will be voted at the Annual Meeting, and such shares will be voted in accordance with the instructions provided. If no voting specification is made on your returned proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel, as individuals named on the proxy card, will cast the votes represented by such proxy card (i) FOR the election of each of the nine director nominees, (ii) FOR the ratification of EY as our independent registered public accounting firm for fiscal 2022, and (iii) FOR the non-binding advisory resolution approving our executive compensation.

We encourage shareholders to submit proxies in advance of the Annual Meeting by telephone, by Internet or by mail. You can ensure that your shares are voted at the Annual Meeting by following the instructions on the enclosed form of proxy card and submitting your votes by telephone or the Internet, or by completing, signing, dating and returning the enclosed form of proxy. Sending your proxy by any of these methods will not affect your right to attend and vote at the Annual Meeting in person or by executing a proxy designating a representative to vote for you at the

Annual Meeting. If you wish to attend and vote your shares at the Annual Meeting, follow the steps laid out below under “How can I attend and vote my shares at the Annual Meeting?”.

∎	How can I attend and vote my shares at the Annual Meeting?

Shares held directly in your name as the shareholder of record as of the Record Date may be voted in person at the Annual Meeting. Admission to the Annual Meeting will be on a first-come, first-served basis. Shareholders wishing to attend the Annual Meeting in person are requested to pre-register. To register for the Annual Meeting, please contact our investor relations office at 1-859-357-3155, or send an e-mail to IR@valvoline.com. Registration will also be available the morning of the Annual Meeting beginning at 6:30 a.m. (ET).

If you wish to attend the Annual Meeting and vote in person, you will need to provide proof of identification (such as a driver’s license or passport) and proof of stock ownership as of the Record Date and then you will be presented a ballot. Beneficial shares, held either in street name or credited to your account under a Company employee or director plan, cannot be voted at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote these shares.

When you arrive, signs will direct you to the appropriate meeting room. The use of computers, cell phones, pagers, recording or photographic equipment is not permitted in the meeting room at the Annual Meeting.

Even if you plan to attend the Annual Meeting in person, we encourage you to vote your shares by completing a proxy. If you plan to vote in person at the Annual Meeting and you hold your Valvoline stock in “street name”, you must obtain a valid legal proxy from the broker or other nominee holding your account and bring that proxy to the Annual Meeting.

∎	How do I vote shares attributable to the units of Valvoline Common Stock Fund credited to my account in the Valvoline 401(k) Plan?

If you are a participant in the Valvoline 401(k) Plan and are invested in the Valvoline Common Stock Fund within such plan as of the Record Date, you are entitled to instruct the trustee, Fidelity Management Trust Company, on how to vote any shares attributable to the units of Valvoline Common Stock credited to your account. The trustee will vote such shares as you instruct. To allow sufficient time for the trustee to vote,

2	PROXY STATEMENT

your voting instructions must be received by no later than 6:00 a.m. (ET) on January 21, 2021. If you do not provide instructions by that time, the shares attributable to the units of Valvoline Common Stock credited to your account will be voted by the trustee in the same proportion as it votes all the shares for which it has received timely voting instructions.

∎	What shares are included on the proxy card?

Your proxy card represents all shares of Valvoline Common Stock that are registered in your name. If your shares are held through a broker, bank or other nominee, you will receive either a voting instruction form or a proxy card from your broker, bank or other nominee instructing you on how to vote your shares.

∎	What is the difference between holding shares as a shareholder of record and as a beneficial owner?

Many Valvoline shareholders hold their shares through a broker or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Shareholder of Record

If your shares are registered directly in your name with Valvoline’s transfer agent, EQ Shareowner Services, you are considered the shareholder of record for those shares, and we sent this proxy statement and accompanying proxy card directly to you. To vote, please complete, sign, date and return the proxy card, or follow the instructions on the proxy card to vote by telephone or the Internet.

Beneficial Owner

If your shares are held in a stock brokerage account or by another nominee (including a trust used in connection with a Company employee or director plan), you are considered the beneficial owner of shares held in street name, and your broker or nominee is considered to be the shareholder of record. If you are a participant in the Valvoline 401(k) Plan, you are the beneficial owner of the shares credited to your account. As the beneficial owner, this proxy statement and accompanying form of proxy card were forwarded to you by the shareholder of record. As the beneficial owner, you may direct and provide voting instructions to your broker or nominee to vote the shares held in your account by proxy by completing, signing, dating and returning the enclosed form of proxy card provided to you by your broker or other nominee or by telephone or over the Internet by following the instructions provided in the proxy card. Please follow the instructions on your form of proxy card carefully. You are also invited to attend the Annual Meeting. However, since you are not the shareholder of record, you may not vote these shares in person at the Annual Meeting unless you obtain a signed proxy from the shareholder of record authorizing you to vote the shares.

Your broker or other nominee has enclosed a form of proxy card for you to use to direct it how to vote your shares. Please instruct your broker or other nominee how to vote your shares using the form of proxy card you received from it. Please return your completed form of proxy card to your broker or other nominee or contact the person responsible for your account so that your vote can be counted. If your broker or other nominee permits you to provide voting instructions by telephone or over the Internet, you may vote that way as well.

∎	Can I change my vote once I vote by mail, by telephone or over the Internet?

Yes. You have the right to change or revoke your proxy (i) at any time before the Annual Meeting by (a) notifying our Corporate Secretary in writing, (b) returning a later-dated proxy card by mail or (c) entering a later dated telephone or Internet vote; or (ii) by attending the Annual Meeting and voting in person, which will automatically cancel any proxy previously given, or by revoking your proxy in person, but attendance alone will not revoke any proxy that you have previously given.

If your shares are held through a broker, bank or other nominee, you must contact your broker, bank or other nominee to change your vote.

∎	What does it mean if I receive more than one proxy card on or about the same time?

It means that your shares are registered differently or are in more than one account. In order to vote all of your shares, please complete, date, sign and return each proxy card or, if you vote by telephone or over the Internet, vote once for each proxy card you receive.

∎	Who will count the vote?

A representative of Broadridge Financial Solutions, Inc. will serve as the inspector of election for the Annual Meeting. The inspector of election will determine whether a quorum is present and will tabulate the votes cast by proxy and in person.

PROXY STATEMENT 3

∎	Is my vote confidential?

Proxy instructions, ballots and voting tabulations that identify individual shareholders are handled in a manner that protects voting privacy. Your vote will not be disclosed either within the Company or to third parties except (i) as necessary to meet applicable legal requirements, (ii) to allow for the tabulation of votes and certification of the vote or (iii) to facilitate a successful proxy solicitation by the Board. Occasionally, shareholders provide written comments on their proxy card, which are forwarded to the Company’s management.

∎	What constitutes a quorum?

As of the Record Date, 179,980,216 shares of Valvoline Common Stock were outstanding and entitled to vote at the Annual Meeting. A majority of the shares issued and outstanding and entitled to be voted at the Annual Meeting must be present in person or by proxy to constitute a quorum to transact business at the Annual Meeting. If you vote in person, by telephone, over the Internet or by returning a properly executed proxy card, you will be considered a part of that quorum. Abstentions and broker non-votes (i.e., when a broker does not have authority to vote on a specific issue) will be treated as present for the purpose of determining whether a quorum is obtained.

∎	What vote is required for approval of each matter to be considered at the Annual Meeting?

•	Election of Directors—Pursuant to Article V of our Amended and Restated Articles of Incorporation (“Articles”), a director nominee will be deemed elected if the number of votes cast “for” that director nominee exceeds the number of votes cast “against” that director nominee.

•	Ratification of independent registered public accounting firm—The appointment of EY as the Company’s independent registered public accounting firm for fiscal 2022 will be deemed ratified if the number of votes cast “for” its ratification exceeds the number of votes cast “against” it.

•	Non-binding advisory resolution approving our executive compensation—The non-binding advisory resolution approving our executive compensation will be deemed passed if the number of votes cast “for” the resolution exceeds the number of votes cast “against” it.
∎	What happens if I don’t give specific voting instructions?

If you (i) sign and return a proxy card without giving specific voting instructions or (ii) indicate when voting by telephone or over the Internet that you wish to vote as recommended by the Board, then the proxy holders will vote your shares in the manner recommended by our Board on each of the matters presented in this proxy statement for which you did not provide specific voting instructions, and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.

As of the date of this proxy statement, your Board knows of no business other than that set forth above to be transacted at the Annual Meeting, but if other matters requiring a vote do arise, it is the intention of the persons named in the proxy card (Samuel J. Mitchell, Jr. or Julie M. O’Daniel, the Company’s management proxies), to whom you are granting your proxy, to vote in accordance with their best judgment on such matters.

∎	What is a Broker Non-Vote?

If your shares are held by a broker, you must instruct the broker on how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal for which the broker does not have discretionary authority to vote. This is referred to as a “broker non-vote.” Broker non-votes are counted as present in determining whether a quorum exists at the Annual Meeting but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

Under the NYSE rules, your broker has discretionary authority to vote your shares on the ratification of Valvoline’s independent registered public accounting firm, even if your broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of Directors or the advisory vote on executive compensation, without instructions from you. If you do not instruct your broker on these discretionary matters, a broker non-vote will occur and your shares will not be voted on these matters.

∎	Who will pay for the cost of this Proxy Solicitation?

The Company is making this proxy solicitation and will bear the cost of soliciting proxies. In addition to these proxy materials, the solicitation of proxies may be made in person, by telephone or by other electronic

4	PROXY STATEMENT

communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We have also retained Georgeson LLC to assist in the solicitation for a fee of $11,500, plus reasonable out-of-pocket expenses. We may also reimburse brokers, banks or other agents for the cost of forwarding proxy materials to beneficial owners.

∎	Can I access the Company’s Proxy Statement and 2021 Annual Report electronically?

Yes. This Proxy Statement and the 2021 Annual Report are available on our investor relations website at http://investors.valvoline.com/financial-reports/proxy, and at the SEC’s website, http://www.sec.gov.

∎	Does the Company offer an opportunity to receive future proxy materials electronically?

Yes, if you wish to view Valvoline’s future proxy materials and annual reports over the Internet instead of receiving copies in the mail, follow the instructions provided when you vote through the Internet. If you vote by telephone, by mail or in person, you will not have the option to elect electronic delivery while voting. If you elect electronic delivery, we will discontinue mailing our proxy materials and annual reports to you beginning next year (absent a contested election) and will instead send you an e-mail message notifying you of the Internet address or addresses where you may access such proxy materials and annual reports and vote your shares.

∎	Where can I find the voting results of the meeting?

We intend to announce preliminary voting results at the Annual Meeting. We will report the final voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K with the SEC within four business days after the Annual Meeting, we intend to file a Form 8-K to disclose preliminary voting results and, within four business days after the final results are known, we will file an amended Form 8-K with the SEC to disclose the final voting results. You can obtain a copy of the Form 8-K from our investor relations website at http://investors.valvoline.com/sec-filings or through the SEC’s website at http://www.sec.gov.

∎	Who can I contact if I have questions or need assistance in voting my shares, or if I need additional copies of the proxy materials?

Please contact Georgeson LLC, the firm assisting the Company in the solicitation of proxies, toll free at (866) 647-8869.

PROXY STATEMENT 5

Proposal One - Election of Directors

Proposal and Required Vote

Our Board of Directors (the “Board”) currently consists of the following nine members: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby and Mary J. Twinem. Each member of the Board was elected at the 2021 Annual Meeting of Shareholders and has been nominated for re-election at the 2022 Annual Meeting.

In nominating Mr. Kirk for re-election to the Board, the Governance & Nominating Committee of the Board (the “G&N Committee”) and the Board unanimously determined that, although Mr. Kirk currently exceeds the director retirement policy age of 72, it would be in the Company’s and its shareholders’ best interest to retain Mr. Kirk as a director until the earlier of (i) such time as the Company completes the separation of its Retail Services and Global Products businesses and (ii) the 2023 Annual Meeting. Under the Company’s director retirement policy set forth in our Corporate Governance Guidelines (published on our website at http://investors.valvoline.com/governance), a director is not required to retire at the annual meeting following his or her 72nd birthday if the G&N Committee, with the approval of a majority of the Company’s independent directors, makes an exception based upon a determination, after due consideration of the director’s extensive service, that it would be in the interest of the Company’s shareholders to retain that director. Mr. Kirk has served as Chairman of the Board since 2017 and his leadership has been instrumental in the Company’s strategic transformation to a more service-driven business model and guiding the Board’s decision to pursue a separation of the Retail Services and Global Products businesses as the next step in that transformation. In addition, Mr. Kirk served as a director of Ashland Global Holdings when it spun-off Valvoline. The G&N Committee and the Board determined that Mr. Kirk’s experience would be invaluable as the Company pursues a transaction it believes will maximize shareholder value and position each business for continued success.

The G&N Committee, with the assistance of a leading director search firm, is currently in the process of conducting a search for a new director that exhibits the personal and professional qualifications specified in the G&N Committee’s charter. Specifically, the G&N Committee’s director search has been focused on identifying a candidate with professional experience and expertise that will help guide the Company’s strategy to expand its capabilities to serve future transport vehicles by continuing to develop relationships with electric vehicle OEMs and leveraging innovation in the delivery of future services and products in direct and adjacent markets. Based on this need, the G&N Committee is looking for one or more candidates with significant experience in the areas of electric vehicles, energy transition and/or autonomous transportation which is relevant to the Company’s strategy to transform with the evolving car parc. The G&N Committee also considers diversity of race, ethnicity, gender and age as an important factor in evaluating candidates for membership to the Board.

See the “Corporate Governance—Valvoline’s Board of Directors” section of this Proxy Statement for further information about the structure, operations and roles of our Board. The G&N Committee has confirmed that all nine nominees will be available to serve as directors upon election and recommends their election.

Directors are elected at each annual meeting of shareholders to hold office until the following annual meeting of shareholders and until their successors have been duly elected and qualified. Pursuant to our Articles, a director nominee in an uncontested election must receive the affirmative vote of a majority of votes cast with respect to that director nominee in order to be elected to our Board. Therefore, to be elected at the Annual Meeting, a director nominee must receive more votes cast “for” his or her election than votes cast “against” his or her election. Abstentions and broker non-votes will not be counted as votes cast. Nominees elected at the 2022 Annual Meeting will serve until our 2023 Annual Meeting of Shareholders and will hold office until their successors are duly elected and qualified.

If you (i) sign and return a proxy card without giving specific voting instructions or (ii) indicate when voting by telephone or over the Internet that you wish to vote as recommended by the Board, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy FOR each of the nine nominees named in this Proxy Statement. Should any of the nominees be unable or unwilling to stand for election at the time of the Annual Meeting, the proxies may vote for a replacement nominee recommended by the Board, or the Board may reduce the number of directors to be elected at the Annual Meeting.

6	PROXY STATEMENT

Information Concerning Director Nominees

The nine individuals nominated for election as directors at the Annual Meeting are Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby and Mary J. Twinem. Each of these nominees is currently a member of our Board and has agreed to stand for election. Background information about each director nominee is set forth below, including information regarding the specific experiences, characteristics, attributes and skills considered in connection with the nomination of each director nominee, all of which the Board believes provide the Company with the perspective and judgment needed to guide, monitor and execute its strategies.

PROXY STATEMENT 7

Gerald W. Evans, Jr. Retired Chief Executive Officer of Hanesbrands Inc. Director since: 2019 Age: 62 Committees: • Compensation • Governance & Nominating

Professional Experience:

Mr. Evans has served as a director of Valvoline since December 2019. Mr. Evans served as Chief Executive Officer of Hanesbrands Inc., a leading global marketer of basic apparel, from October 2016 until his retirement in August 2020. From 2013 to 2016, Mr. Evans served as Chief Operating Officer of Hanesbrands and as Co-Chief Operating Officer from 2011 to 2013. Prior to that, he served as Co-Operating Officer, President International of Hanesbrands from 2010 to 2011. He was President of Hanesbrands’ International Business and Global Supply Chain from 2009 to 2010 and served as President of its Global Supply Chain and Asia Business Development from 2008 to 2009. Mr. Evans served as Executive Vice President, Chief Supply Chain Officer of Hanesbrands from 2006 to 2008. Prior to that, he spent more than 20 years in various leadership positions at Sara Lee Corporation. Mr. Evans has also served as a member of the Business Roundtable.

Education:

Mr. Evans holds a Bachelor of Science in marketing and a Master of Business Administration from the University of South Carolina.

Public Company Boards:

Mr. Evans served as a director of Hanesbrands Inc. from October 2016 to August 2020.

Qualifications:

Mr. Evans’ significant experience and knowledge in the areas of consumer products, managing international operations and global supply chains, government relations, leading omnichannel expansion, brand development, mergers and acquisitions, investor relations, capital allocation, and sales and marketing provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Hanesbrands.

Richard J. Freeland Retired President and Chief Operating Officer of Cummins Inc. Director since: 2016 Age: 64 Committees: • Compensation • Governance & Nominating

Professional Experience:

Mr. Freeland has served as a director of Valvoline since September 2016 and will become Chairman of the Board immediately prior to the 2022 Annual Meeting. Mr. Freeland served as President and Chief Operating Officer of Cummins Inc., a diesel engine and components manufacturer, from July 2014 until his retirement in October 2019. Prior to that position, Mr. Freeland served as Vice President and President of the Engine Business of Cummins from 2010 until 2014 and served in various other roles since joining Cummins in 1979.

Education:

Mr. Freeland holds a Bachelor of Science in industrial management from Purdue University’s Krannert School of Management and a Master of Business Administration from Indiana University’s Kelley School of Business.

Public Company Boards:

Mr. Freeland has served as a director of Cooper Standard since May 2020. Within the past five years, Mr. Freeland also served as a director of Cummins Inc. from July 2017 to October 2019.

Advisory Boards:

Mr. Freeland has served as a member of the strategic advisory board of Embark Trucks, a leading developer of autonomous technology for the trucking industry, since September 2021.

Qualifications:

Mr. Freeland’s significant experience and knowledge in the areas of product development, manufacturing, international operations, sales and marketing, as well as his experience in the automotive and transportation industry, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from his service on the board of directors of Cooper Standard and Cummins.

8	PROXY STATEMENT

Stephen F. Kirk

Chairman of the Board; Retired Senior Vice President and Chief Operating Officer of The Lubrizol Corporation

Director since: 2016

Age: 72

Committees:

•   Compensation

•   Governance & Nominating

Professional Experience:

Mr. Kirk has served as a director of Valvoline since September 2016, and as Chairman of the Board since October 2017 and he will continue in that role until immediately prior to the 2022 Annual Meeting. Mr. Kirk served as Senior Vice President and Chief Operating Officer of The Lubrizol Corporation, a specialty chemicals company, from September 2008 until his retirement in December 2011. From June 2004 to September 2008, he served as President of Lubrizol Additives. Prior to that, Mr. Kirk served as Vice President of Sales and Marketing of Lubrizol from June 1999 to June 2004.

Education:

Mr. Kirk holds a Bachelor of Science and Master of Science in chemical engineering from Cornell University and a Master of Business Administration from Cleveland State University.

Public Company Boards:

Mr. Kirk served as a director of Ashland Global Holdings Inc. from November 2013 until January 2017.

Non-Profit Boards:

Mr. Kirk serves as Executive in Residence at the Monte Ahuja College of Business at Cleveland State University. He is also a member of the board of trustees of Cleveland State University where he serves as Chair of the Finance and Audit Committee. Mr. Kirk is vice-chair of the Vocational Guidance Service Board and serves on the Boy Scouts of America-Western Reserve Council Advisory Board.

Qualifications:

Mr. Kirk’s significant experience and knowledge in the areas of international operations, sales and marketing, and corporate leadership, as well as his experience in the automotive and transportation industry, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies.

Carol H. Kruse Former Chief Marketing Officer of ESPN and Cambia Health Solutions Director since: 2018 Age: 59 Committees: • Compensation • Governance & Nominating

Professional Experience:

Ms. Kruse has served as a director of Valvoline since December 2018. Ms. Kruse served as Senior Vice President and Chief Marketing Officer of Cambia Health Solutions, a health solutions company, from December 2014 to January 2019. Prior to that, she was Senior Vice President and Chief Marketing Officer at ESPN, a global omni-channel sports programming and content company, from October 2010 until October 2013. In addition, she served as Vice President, Global Digital Marketing, at the Coca-Cola Company from July 2007 until October 2010 and as Coca-Cola’s Vice President, North America Interactive Marketing from August 2001 to July 2007. Prior to such time, Ms. Kruse held co-founding and/or leadership roles within three Silicon Valley start-up companies, including RocketCash LLC, which was acquired by the Coca-Cola Company in 2001.

Education:

Ms. Kruse holds a Bachelor of Arts in international relations from Pomona College and a Master of Business Administration from the University of Southern California.

Privately-Held Company Boards:

Ms. Kruse serves as a director of Think-X, Inc., and early-stage startup. Ms. Kruse has also served as a director of Unified, Inc., an advertising technology company, and as Chair of its Compensation Committee, from 2014 to July 2020.

Non-Profit Boards:

Ms. Kruse serves on the board of directors of the CMO Club, and as President of the Portland Chapter. She also serves on the board of trustees of Portland’s Pioneer Courthouse Square.

Qualifications:

Ms. Kruse’s significant experience and knowledge in leveraging data, machine learning and artificial intelligence for product design and services to deliver a superior consumer experience, improve engagement and drive significant business value; digital marketing; technology platform design and development; and consumer acquisition, retention and engagement through digital, mobile and social channels provide her with the qualifications and skills to serve as a director on our Board.

PROXY STATEMENT 9

Stephen E. Macadam Retired Chief Executive Officer and President of EnPro Industries, Inc. Director since: 2016 Age: 61 Committees: • Compensation • Governance & Nominating

Professional Experience:

Mr. Macadam has served as a director of Valvoline since September 2016. Mr. Macadam served as Vice Chairman of EnPro Industries, Inc., a diversified manufacturer of industrial products, from August 2019 to February 2020. From April 2008 until his retirement in July 2019, he served as Chief Executive Officer and President of EnPro. From October 2005 to March 2008, he was Chief Executive Officer of BlueLinx Inc., the largest building products distribution company in North America at that time. From August 2001 to September 2005, he served as President and CEO of Consolidated Container Company, LLC. Prior to that position, Mr. Macadam held senior leadership positions at Georgia-Pacific Corporation and was a partner at McKinsey & Company.

Education:

Mr. Macadam holds a Bachelor of Science in mechanical engineering from the University of Kentucky, a Master of Science in finance from Boston College and a Master of Business Administration from Harvard Business School, where he was a Baker Scholar.

Public Company Boards:

Mr. Macadam has served as a director of Louisiana-Pacific Corp. since February 2019 and Veritiv Corporation since February 2020 and as Veritiv’s Chairman of the Board since September 2020. Within the past five years, Mr. Macadam also served as a director of EnPro Industries from 2008 to February 2020.

Non-Profit Boards:

Mr. Macadam is a member of the University of Kentucky College of Engineering Dean’s Advisory Board. He also serves as a director of Purpose Built Communities.

Qualifications:

Mr. Macadam’s significant experience and knowledge in the areas of executive leadership, international operations, mergers and acquisitions, business re-orientation, industrial products manufacturing, product distribution and procurement, finance and accounting, provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies.

Vada O. Manager

President and Chief
Executive Officer of
Manager Global
Holdings LLC; Chief
Strategist & Board
Director of Think TRUE

Director since: 2016

Age: 60

Committees:

•   Audit

•   Compensation

•   Governance &
Nominating (Chair)

Professional Experience:

Mr. Manager has served as a director of Valvoline since September 2016. Mr. Manager has also served as the President and CEO of Manager Global Holdings LLC, a diversified firm with minority investments in hospitality services, real estate, sports products and which includes a corporate consulting unit, since 2009, and as Chief Strategist/Board Director of Think TRUE, a multicultural experiential marketing firm. Through his independent consulting unit, he advises global companies regarding brand positioning, M&A and product sourcing – skills acquired while in senior roles at Nike, Inc., Levi Strauss & Co. and as VP of a public finance investment bank. Mr. Manager served as the Senior Director of Global Issues Management for Nike from 2006 until March 2009, and he held various management positions at Nike and Levi’s between 1994 and 2009.

Education:

Mr. Manager holds a Bachelor of Science in political science from Arizona State University (ASU) and performed graduate work at the London School of Economics.

Public Company Boards:

Mr. Manager served as a director of Ashland Global Holdings Inc. from 2008 until January 2017.

Non-Profit Boards:

Mr. Manager serves as on the board of trustees of ASU and previously served as the chair of a civilian advisory council at the U.S. Military Academy at West Point. He also serves as a director of the Helios Education Foundation, and as Chair of its Finance Committee, ASU Center for the Study of Race and Democracy, Genesis Academy and the Foresight Foundation for Economic Equity.

Qualifications:

Mr. Manager’s significant experience and knowledge in the areas of product sourcing and supply chain strategy; mergers and acquisitions, including Nike’s acquisitions of the Converse and Starter brands; consumer brand/ecommerce strategy, including the iconic Nike and Levi Strauss & Co. brands; expertise in strategic communications and global management consulting experience provide him with the qualifications and skills to serve as a director on our Board. In addition, he brings knowledge of the financial markets as a former investment banker. Mr. Manager also is a regular panelist on governance for the National Association of Corporate Directors (NACD) and 50/50 Women on Boards. He also brings significant transformative M&A experience, including the spin-off of Valvoline, gained from his service on the board of directors of Ashland.

10	PROXY STATEMENT

Samuel J. Mitchell, Jr. Chief Executive Officer and Director of Valvoline Inc. Director since: 2016 Age: 60 Committees: N/A

Professional Experience:

Mr. Mitchell has served as a director of Valvoline and as Valvoline’s Chief Executive Officer since May 2016 and September 2016, respectively. Prior to becoming Valvoline’s Chief Executive Officer, Mr. Mitchell served as Senior Vice President of Ashland Inc. from July 2011 to September 2016 and President of Valvoline from January 2002 to September 2016.

Education:

Mr. Mitchell holds a Bachelor of Science in business administration from Miami University and a Master of Business Administration from the University of Chicago. He is also a graduate of Harvard Business School’s Advanced Management Program.

Non-Profit Boards:

Mr. Mitchell serves on the board of trustees of Transylvania University and the University of Kentucky Gatton College of Business Dean’s Advisory Council. He also served on the board of governors of the Automotive Aftermarket Suppliers Association from 2006 to 2012.

Qualifications:

Mr. Mitchell has led the Valvoline business for the past 18 years and over that time has gained extensive knowledge of the Valvoline business and the automotive maintenance products and services markets. As our CEO, Mr. Mitchell has significant experience and knowledge in the areas of executive leadership, business operations, mergers and acquisitions, finance and accounting, manufacturing, safety, risk oversight and corporate governance. In addition, his experience in consumer brands and marketing gained from the leadership positions he held at Ashland and The Clorox Company provide him with the qualifications and skills to serve as a director on our Board.

Charles M. Sonsteby Former Vice Chairman of The Michaels Companies Director since: 2016 Age: 68 Committees: • Audit (Chair) • Compensation • Governance & Nominating

Professional Experience:

Mr. Sonsteby has served as a director of Valvoline since September 2016. Mr. Sonsteby served as Vice Chairman of The Michaels Companies, Inc., the largest arts and crafts specialty retailer in North America, from June 2016 until his retirement in October 2017. Previously, he served as Chief Financial Officer and Chief Administrative Officer of The Michaels Companies from October 2010 to August 2016. Prior to that, Mr. Sonsteby served as Chief Financial Officer of Brinker International, a hospitality industry company, from 2001 until October 2010, and held various other leadership positions at Brinker from 1990 to 2001.

Education:

Mr. Sonsteby holds a Bachelor of Science in accounting from the University of Kentucky.

Public Company Boards:

Mr. Sonsteby has served as a director of Darden Restaurants, Inc., a restaurant operator, since September 2014, and as its Lead Director since December 2020 and as Chairman of the Board from April 2016 to December 2020.

Non-Profit Boards:

Mr. Sonsteby is a member of the University of Kentucky Gatton College of Business Dean’s Advisory Council. He previously served on the board of directors of Child Care Group of Dallas and the Town North YMCA.

Qualifications:

Mr. Sonsteby’s extensive experience and knowledge in the areas of consumer wholesale; high-growth retail, including branded and private brand experience; restaurant and franchise operations, including leading Brinker’s international franchise operations expansion into 28 countries; digital strategy, including leading the launch of Michaels’ e-commerce site; mergers, acquisitions, divestitures and corporate re-organizations; led international and domestic supply chain strategy and operations at Michaels, a top 10 U.S. importer at that time; capital markets, including debt and equity offerings; capital allocation strategy; finance; internal audit; tax; treasury; and investor relations provide him with the qualifications and skills to serve as a director on our Board. He also brings significant experience gained from service on the board of directors of other publicly-traded companies, including current service at Darden Restaurants.

PROXY STATEMENT 11

Mary J. Twinem

Retired Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc.

Director since: 2016

Age: 61

Committees:

•   Audit

•   Compensation (Chair)

•   Governance & Nominating

Professional Experience:

Ms. Twinem has served as a director of Valvoline since September 2016. Ms. Twinem served as Executive Vice President and Chief Financial Officer of Buffalo Wild Wings, Inc., a restaurant operations and franchising company, from July 1996 until her retirement in February 2016. Prior to that position, she served as Controller of Buffalo Wild Wings, Inc. since 1995.

Education:

Ms. Twinem holds a Bachelor of Science in accounting from the University of Wisconsin-Platteville and is a Certified Public Accountant (inactive).

Public Company Boards:

Ms. Twinem has served as a trustee of Centerspace (CSR), a real estate investment trust, since February 2018, and as Chair of its Audit Committee since May 2020 and as a member of its Compensation Committee since 2021.

Non-Profit Boards:

Ms. Twinem has served as a director of Medica Holdings Company since 2015 and as Chair of its Finance Committee since 2021, as Chair of its Audit Committee from 2016 to 2021, and as a member of its Consumer Experience Committee since 2021. Ms. Twinem has also served as a director of the Medica Foundation since 2019.

Qualifications:

Ms. Twinem’s significant experience and knowledge in the areas of accounting, financial reporting, financial planning and analysis, information systems, mergers and acquisitions, investor relations and supply chain provide her with the qualifications and skills to serve as a director on our Board. She also brings significant franchise operations experience gained from her more than 20 years of service as an executive officer of Buffalo Wild Wings, which was one of the fastest growing restaurant chains in the U.S. during such time. She also brings significant experience gained from her current service on the board of directors of Centerspace.

The Board unanimously recommends that shareholders vote FOR the election of each nominee.
✓

12	PROXY STATEMENT

Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm

The Audit Committee of our Board of Directors (the “Audit Committee”) reviews our accounting firm’s qualifications, performance and independence in accordance with regulatory requirements and guidelines to determine whether to reappoint such firm as our independent registered public accounting firm. Based on its review, the Audit Committee has recommended to the Board, and the Board has approved, the appointment of Ernst & Young LLP to audit Valvoline’s Consolidated Financial Statements and Internal Control Over Financial Reporting for fiscal 2022. See the “Corporate Governance—Valvoline’s Board of Directors—Committees” section of this Proxy Statement for further information about the role and responsibilities of our Audit Committee.

The following table presents the aggregate fees (including out-of-pocket costs) for professional services rendered by the member firms of Ernst & Young LLP and their respective affiliates (collectively, “EY”) for the fiscal years ended September 30, 2021 (“fiscal 2021”) and September 30, 2020 (“fiscal 2020”). The fees paid to EY shown in the table below were all pre-approved in accordance with Audit Committee procedures discussed in the “Audit Committee Matters” section of this Proxy Statement.

(in thousands)	2021	2020
Audit Fees(1)	$2,890	$3,059
Audit-Related Fees(2)	$42	$15
Tax Fees(3)	$116	$259
All Other Fees	$—	$—
Total	$3,048	$3,333

(1)

Audit fees include fees and expenses associated with the annual audit of Valvoline’s consolidated financial statements and internal control over financial reporting and interim reviews of Valvoline’s consolidated financial statements. Audit fees also include fees associated with various audit requirements of Valvoline’s non-U.S. subsidiaries (statutory audit requirements) and fees related to comfort letters and assistance with and review of documents issued in connection with our debt offerings.

(2)	Audit-related fees relate to reviews of our franchise disclosure filings and attestation services.

(3)	Tax fees principally relate to tax compliance and consulting services, including consulting on tax incentives primarily related to COVID-19 relief and the CARES Act.

Our shareholders are being asked to ratify the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2022. The appointment of EY will be deemed ratified if the number of votes cast “for” ratification exceed the number of votes cast “against” it. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” ratification. If our shareholders fail to ratify the appointment of EY, the Audit Committee may, but is not required to, reconsider the selection of such firm. Even if the appointment is ratified, the Audit Committee may, in its discretion, direct the appointment of a different accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and our shareholders.

The Company has been advised by EY that neither the firm, nor any covered person of the firm, has any financial interest, direct or indirect, in any capacity in Valvoline or its subsidiaries.

One or more representatives of EY will be present at the Annual Meeting to respond to questions from shareholders and will be given the opportunity to make a statement.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the ratification of the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2022.

The Board unanimously recommends that shareholders vote FOR the ratification of the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2022.
✓

PROXY STATEMENT 13

Audit Committee Matters

Policy on Pre-Approval of Audit Firm Services

The Audit Committee of our Board (the “Audit Committee”) has responsibility for appointing, determining compensation of and overseeing the work of the independent registered public accounting firm that audits our financial statements.

The Audit Committee has adopted strict guidelines on the use of the independent registered public accounting firm to provide audit and non-audit services. The Audit Committee reviews and pre-approves all audit and non-audit services performed by the independent registered public accounting firm in the fiscal year. These services may include audit services, audit-related services, tax services and other permissible non-audit services. In circumstances where the engagement of the independent registered public accounting firm to perform work beyond the scope of and not contemplated in the original pre-approval occurs, specific pre-approval of the additional services and fees (not exceeding $500,000) is required by the Audit Committee Chair prior to the engagement of the independent registered public accounting firm for those services and must be presented to the Audit Committee at its next meeting. For each proposed service, the independent registered public accounting firm provides detailed supporting documentation at the time of approval to permit the Audit Committee to make a determination whether the provision of such service would impair the independence of the independent registered public accounting firm.

Professional services provided by EY as our independent registered accounting firm in fiscal 2021 were subject to pre-approval under the guidelines discussed above. Under these guidelines, prior to engagement, the Audit Committee pre-approved the audit and non-audit services to be rendered by EY in fiscal 2021, in each case, including all engagement fees and terms.

Audit Committee Report

The Audit Committee is currently composed of three independent directors and operates under a written charter adopted by the Board. A copy of the Audit Committee’s charter may be obtained from the Company’s Investor Relations website at http://investors.valvoline.com. The Board, after reviewing the qualifications of the Audit Committee members and any relationships that such members may have with the Company that might affect their independence, determined that all current Audit Committee members—Messrs. Manager and Sonsteby and Ms. Twinem—are “independent” as that term is defined by Rule 10A-3 of the Exchange Act, the listing standards of the NYSE, and Valvoline’s Director Independence Standards. The Board also determined that each member of the Audit Committee is an “audit committee financial expert” as defined by SEC rules. A description of each Audit Committee member’s financial experience is contained in their biographies under Proposal One—Election of Directors.

The Audit Committee assists in fulfilling the oversight responsibilities of the Board relating to: the integrity of the Company’s financial statements and financial reporting process; the integrity of the Company’s systems of internal accounting and financial control, including the Company’s systems to monitor and manage business risk; the performance of the Company’s internal audit function; the independent auditors’ qualifications, performance and independence; the independent auditors’ audit of the Company’s financial statements and effectiveness of internal control over financial reporting; the Company’s risk management policies and processes; the Company’s information and cyber security risks and programs to manage such risks; the Company’s financial affairs, including capital structure, securities offerings, major borrowings, credit facilities, and derivatives and swap policies; material legal and regulatory compliance requirements; the Company’s insurance program; and the Company’s process for handling complaints regarding accounting, internal control and auditing matters. The Audit Committee also oversees the Company’s enterprise risk management (“ERM”) program and has direct oversight over financial reporting and control and several other risks within the ERM framework. In fiscal 2021, the Audit Committee met 10 times, including videoconferences to review and discuss Valvoline’s quarterly and annual financial performance and associated earnings releases.

The Company’s management has primary responsibility for establishing and maintaining adequate internal financial controls, for preparing the financial statements and for the public reporting process. The independent auditors are responsible for expressing opinions on the conformity of the Company’s audited financial statements with generally accepted accounting principles and on the effectiveness of the Company’s internal control over financial reporting.

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The Audit Committee is responsible for the appointment, retention, compensation and oversight of the Company’s independent registered public accounting firm, including the review of their qualifications, independence and performance, and approval of the audit fees. The Audit Committee appointed EY to audit Valvoline’s consolidated financial statements for fiscal 2021 and to issue an opinion on whether such statements present fairly, in all material respects, Valvoline’s consolidated financial position, results of operations and cash flows in conformity with U.S. generally accepted accounting principles. EY was also engaged to audit and to issue an opinion on the effectiveness of Valvoline’s internal control over financial reporting. EY has served as Valvoline’s independent registered public accounting firm since 2016. The Audit Committee considered several factors in selecting EY as Valvoline’s independent registered public accounting firm for fiscal 2021, including EY’s independence, EY’s system of quality control, EY’s professional qualifications including the qualifications of the lead audit partner and other key engagement members, the Audit Committee’s evaluation of EY’s performance on the fiscal 2020 audit, the extent and quality of EY’s communications with the Audit Committee, the appropriateness of EY’s fees, EY’s tenure as Valvoline’s independent registered public accounting firm and its familiarity with Valvoline’s business and internal control over financial reporting. Based on such factors, the Audit Committee determined that the appointment of EY as Valvoline’s independent registered public accounting firm for fiscal 2021 was in the best interests of Valvoline and its shareholders.

In accordance with SEC rules, lead audit partners are subject to rotation requirements to limit the number of consecutive years an individual partner may provide service to a company. For lead audit partners, the maximum number of consecutive years of service is five years. The Audit Committee periodically reviews and evaluates the performance of EY’s lead audit partner, oversees the required rotation of the lead audit partner, and reviews and considers the selection of the lead audit partner. EY’s current lead audit partner has served since 2017 and in accordance with the SEC’s rotation requirements, a new lead audit partner has been selected for the fiscal 2022 audit.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed with management and EY the audited financial statements, management’s assessment of the effectiveness of Valvoline’s internal control over financial reporting and EY’s evaluation of Valvoline’s internal control over financial reporting. The Audit Committee further reviewed EY’s judgment as to the quality and acceptability of Valvoline’s accounting principles, financial reporting process and controls and such other matters as are required to be discussed with the Audit Committee under applicable requirements of the Public Company Accounting Oversight Board (United States) (the “PCAOB”). In addition, the Audit Committee reviewed EY’s independence from management and Valvoline, including the matters in the written disclosures regarding EY’s independence required by the PCAOB, and has discussed such matters with EY. The Audit Committee considered with EY whether the provision of non-audit services provided by them to the Company during fiscal 2021 was compatible with their independence.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that Valvoline’s consolidated financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2021, for filing with the SEC.

AUDIT COMMITTEE

Charles M. Sonsteby, Chair

Vada O. Manager

Mary J. Twinem

The Audit Committee Report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933, or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Audit Committee Report by reference therein.

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Proposal Three - Non-Binding Advisory Resolution Approving Executive Compensation

As required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, under Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we are seeking your vote, on a non-binding advisory basis, on the compensation of our named executive officers as described in the Compensation Discussion and Analysis, compensation tables and narrative disclosure, as provided in this Proxy Statement. Specifically, shareholders are being asked to vote upon, and the Board has approved and unanimously recommends, the following non-binding advisory resolution:

RESOLVED, that the compensation paid to Valvoline’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

The Board believes that our executive compensation program is well-designed, appropriately aligns executive pay with Company performance and incentivizes desirable executive performance. This proposal gives you an opportunity to express your own view of our fiscal 2021 executive compensation practices. While the vote does not address any specific item of compensation and is not binding on the Board, the Board and its Compensation Committee (the “Compensation Committee”) value the opinions of our shareholders and will consider the outcome of the vote when making future compensation decisions.

The advisory resolution approving our executive compensation shall be deemed approved if the number of votes cast “for” the resolution exceed the number of votes cast “against” the resolution. Abstentions and broker non-votes will not be counted as votes cast “for” or “against” the resolution.

If no voting specification is made on a properly returned or voted proxy card, Samuel J. Mitchell, Jr. or Julie M. O’Daniel (as proxies named on the proxy card) will cast the votes represented by such proxy card FOR the approval of the resolution.

The Board unanimously recommends that shareholders vote FOR the advisory resolution on our executive compensation.
✓

16	PROXY STATEMENT

Corporate Governance

Valvoline’s Board of Directors

Composition

Our business and affairs are managed under the direction of our Board. Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in our Director Independence Standards (published on our investor relations website at http://investors.valvoline.com/governance) (“Independence Standards”), which incorporate the requirements of SEC rules and NYSE listing standards. Within this framework, the Governance & Nominating Committee (the “G&N Committee”) is charged with determining and refreshing, as appropriate, the composition of our Board. The G&N Committee seeks to fill our Board with exceptionally talented and diverse directors, with expertise and leadership experience in the markets in which we operate.

Our Board currently consists of the following nine members: Gerald W. Evans, Jr., Richard J. Freeland, Stephen F. Kirk, Carol H. Kruse, Stephen E. Macadam, Vada O. Manager, Samuel J. Mitchell, Jr., Charles M. Sonsteby, and Mary J. Twinem. All of the directors were elected at the 2021 Annual Meeting of Shareholders. Each of the current directors has been nominated for re-election at the 2022 Annual Meeting.

In nominating Mr. Kirk for re-election to the Board, the Governance & Nominating Committee of the Board (the “G&N Committee”) and the Board unanimously determined that, although Mr. Kirk currently exceeds the director retirement policy age of 72, it would be in the Company’s and its shareholders’ best interest to retain Mr. Kirk as a director until the earlier of (i) such time as the Company completes the separation of its Retail Services and Global Products businesses and (ii) the 2023 Annual Meeting. Under the Company’s director retirement policy set forth in our Corporate Governance Guidelines (published on our website at http://investors.valvoline.com/governance), a director is not required to retire at the annual meeting following his or her 72nd birthday if the G&N Committee, with the approval of a majority of the Company’s independent directors, makes an exception based upon a determination, after due consideration of the director’s extensive service, that it would be in the interest of the Company’s shareholders to retain that director. Mr. Kirk has served as Chairman of the Board since 2017 and his leadership has been instrumental in the Company’s strategic transformation to a more service-driven business model and guiding the Board’s decision to pursue a separation of the Retail Services and Global Products businesses as the next step in that transformation. In addition, Mr. Kirk served as a director of Ashland Global Holdings when it spun-off Valvoline. The G&N Committee and the Board determined that Mr. Kirk’s experience would be invaluable as the Company pursues a transaction it believes will maximize shareholder value and position each business for continued success.

The G&N Committee, with the assistance of a leading director search firm, is currently in the process of conducting a search for a new director that exhibits the personal and professional qualifications specified in the G&N Committee’s charter. Specifically, the G&N Committee’s director search has been focused on identifying a candidate with professional experience and expertise that will help guide the Company’s strategy to expand its capabilities to serve future transport vehicles by continuing to develop relationships with electric vehicle OEMs and leveraging innovation in the delivery of future services and products in direct and adjacent markets. Based on this need, the G&N Committee is looking for one or more candidates with significant experience in the areas of electric vehicles, energy transition and/or autonomous transportation, which is relevant to the Company’s strategy to transform with the evolving car parc. The G&N Committee also considers diversity of race, ethnicity, gender and age as an important factor in evaluating candidates for membership to the Board.

See the “Proposal One—Election of Directors” section of this Proxy Statement.

During fiscal 2021, 12 meetings of the Board were held. On average, our directors attended 98% of the total meetings of the Board and the Committees on which they serve. No director attended less than 75% of such meetings.

Leadership Structure

Our Amended and Restated By-Laws (“By-Laws”) provide the Board flexibility in determining the appropriate leadership structure for the Company. Currently, Mr. Mitchell serves as our Chief Executive Officer and Mr. Kirk serves as Chairman of the Board. At its November 2021 meeting, the Board, upon the recommendation of the G&N

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Committee, elected Mr. Freeland to succeed Mr. Kirk as Chairman of the Board, effective on the day immediately prior to the 2022 Annual Meeting. The Board currently believes that separating the roles of Chairman and Chief Executive Officer is in the best interest of the Company because it allows our Chief Executive Officer to focus on operating and managing the day-to-day activities of our business, while the Chairman can focus on Board leadership independent of management.

The Board will periodically review and reassess our Board leadership structure and determine whether it is in the Company’s and our shareholders’ best interest to continue the separate roles of Chairman and Chief Executive Officer. In the event that the Board combines the role of Chairman and Chief Executive Officer, our Corporate Governance Guidelines require the Board to appoint a lead independent director.

Independence

Our Corporate Governance Guidelines require that two-thirds of our directors be independent, as defined in the Independence Standards. The Independence Standards incorporate the requirements of SEC rules and NYSE listing standards and were adopted by our Board to assist in its determination of director independence. Pursuant to these rules, our Board must make an affirmative determination that those members of the Board who serve as independent directors have no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company). Members of the Audit and Compensation Committees are also subject to heightened standards for independence under SEC rules and NYSE listing standards.

Our Board annually reviews director independence in accordance with these requirements. In making its independence determinations, the Board considered relationships and transactions between each director, on the one hand, and Valvoline, its subsidiaries and its affiliates, on the other hand, including the director’s commercial, economic, charitable and familial relationships. As a result of this review, the Board affirmatively determined that Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby are each independent of Valvoline and its affiliates. Mr. Mitchell was determined not to be independent because he currently serves as Chief Executive Officer of the Company.

In addition, the Board determined that Ms. Twinem and Messrs. Manager and Sonsteby each satisfy the heightened independence standards applicable to audit committee members, including those under Exchange Act Rule 10A-3. Similarly, the Board determined that Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby each satisfy the heightened independence standards applicable to compensation committee members as set forth in NYSE listing standards.

Committees

Our Board has established three standing committees: an Audit Committee, a Compensation Committee and a Governance & Nominating Committee (each a “Committee” and, collectively, the “Committees”) to assist in the performance of the Board’s various functions. All Committee members are appointed by our Board upon recommendation of the G&N Committee.

18	PROXY STATEMENT

Listed below are the members of each of the three Committees. As discussed above in “—Independence,” our Board has determined that all of the members of these Committees are independent as defined by our Independence Standards, including, in the case of Audit and Compensation Committee members, the heightened standards for independence under SEC rules and NYSE listing standards.

Audit Committee

Vada O. Manager	Charles M. Sonsteby*	Mary J. Twinem
Compensation Committee

Gerald W. Evans, Jr.	Richard J. Freeland	Stephen F. Kirk

Carol H. Kruse	Stephen E. Macadam	Vada O. Manager

Charles M. Sonsteby	Mary J. Twinem*
Governance and Nominating Committee

Gerald W. Evans, Jr.	Richard J. Freeland	Stephen F. Kirk

Carol H. Kruse	Stephen E. Macadam	Vada O. Manager*

Charles M. Sonsteby	Mary J. Twinem

*	Chair

The responsibilities of each of our Committees are described below. Each of the Committees operates under a written charter; must meet at least four times a year, plus additional meetings as circumstances require; has authority to retain independent legal, accounting or other advisors; makes regular reports to the Board; and reviews its own performance annually. Each Committee’s charter is available on our investor relations website at http://investors.valvoline.com/governance.

Audit Committee	Number of Meetings in Fiscal 2021: 10

The Board has established the Audit Committee in accordance with Section 3(a)(58) of the Exchange Act. The Audit Committee is currently composed of three members and the Board has determined that each member of the Audit Committee is “independent” and “financially literate,” as such terms are defined by NYSE listing standards. In addition, the Board has determined that each member of the Audit Committee is an “audit committee financial expert” as that term is defined by SEC rules. A director may not serve on the Audit Committee if he or she serves on the audit committee of more than two other public companies, unless the Board determines that such simultaneous service and time commitment would not impair the director’s ability to effectively serve on the Audit Committee.

The Audit Committee is responsible for, among other things, assisting the Board in fulfilling its oversight responsibilities with respect to:

•	overseeing the integrity of our financial statements and financial reporting process, including earnings releases and the filing of quarterly and annual reports;

•	reviewing the quality and effectiveness of accounting and financial controls, including the Company’s systems to monitor and manage business risk;

•	selecting and evaluating the performance and independence of our independent registered public accounting firm, who report directly to the Audit Committee;

•	pre-approving fees and services of our independent registered public accounting firm;

•	overseeing the independent registered public accounting firm’s audit of the Company’s financial statements and effectiveness of internal control over financial reporting;

•	overseeing our internal audit function, including selecting and evaluating the performance of the Chief Audit Executive, who reports directly to the Audit Committee;

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•

reviewing, at least annually, our enterprise risk assessment and management policies, including the Company’s major enterprise and financial risk exposures and steps taken by management to monitor and mitigate such risks;

•

evaluating significant financial matters and decisions, such as capital structure, dividend policy, offerings of corporate securities, major borrowings, credit facilities, derivatives and swaps policies (including entry into swaps in reliance on the end-user exception), post audits of capital investments, capital projects, commercial commitments and merger, acquisition and divestiture activities;

•	overseeing funding and investment policy related to employee benefit plans;

•	reviewing and investigating any matters pertaining to the integrity of executive management, and overseeing compliance by management with material legal and regulatory requirements;

•	reviewing, at least annually, the Company’s insurance program, including casualty, property, cyber and directors’ and officers’ liability insurance;

•	reviewing, at least annually, the Company’s information and cyber security risks and programs established to manage such risks; and

•

establishing and maintaining procedures for handling complaints regarding accounting, internal controls and auditing matters, including procedures for confidential, anonymous submission of such complaints.

Compensation Committee	Number of Meetings in Fiscal 2021: 6

The Compensation Committee is currently composed of eight members and the Board has determined that each member of the Compensation Committee is “independent” as such term is defined by NYSE listing standards and SEC rules and qualifies as a “non-employee director” pursuant to Rule 16b-3 under the Exchange Act.

The Compensation Committee is responsible for, among other things:

•	overseeing the implementation and administration of the Company’s compensation plans, including incentive and equity-based plans;

•	adopting, amending, terminating or performing any other settlor functions in connection with the Company’s employee benefits plans;

•	ensuring that Valvoline’s executive compensation programs are appropriately competitive, support organizational objectives and shareholder interests and emphasize pay for performance linkage;

•	reviewing, evaluating and approving compensation of all key senior executives, including the corporate goals and objectives with respect to CEO compensation;

•	reviewing compensation policies and practices for all employees, and assessing risks associated with such policies and practices;

•

approving any employment agreements, consulting arrangements, severance or retirement arrangements, change in control agreements and/or special or supplemental benefits covering any current or former executive officer;

•	overseeing the execution of CEO and senior management development and succession plans, including business continuity plans;

•	reviewing and approving any perquisites provided to executive officers;

•	reviewing and recommending to the Board the form and amount of director compensation;

•	overseeing regulatory compliance on compensation matters, including the Company’s policies on structuring compensation programs to preserve tax deductibility;

•	reviewing and approving the “Compensation Discussion and Analysis” section and “Compensation Committee Report” included in this Proxy Statement;

•	overseeing compliance with NYSE requirements relating to shareholder approval of equity compensation plans; and

20	PROXY STATEMENT

•	determining the independence and compensation of, and overseeing the work completed by, any compensation consultant, independent legal counsel or other advisor that it retains.

Governance and Nominating Committee	Number of Meetings in Fiscal 2021: 5

The G&N Committee is currently composed of eight members and the Board has determined that each member is “independent” as such term is defined by NYSE listing standards. The G&N Committee is responsible for, among other things:

•

identifying qualified nominees (i) for shareholder election and (ii) for election by the Board to fill any vacancies that occur between annual meetings of shareholders, in each case, consistent with criteria approved by the Board relating to personal and professional integrity, ability, judgment, expertise, experience and diversity;

•	reviewing potential director candidates and nominations for re-election and reporting the results of such reviews to the Board;

•	identifying board members qualified to fill any vacancies on a committee of the Board;

•	reviewing appropriateness of directors’ continued service on the Board or the committees of the Board;

•	reviewing transactions pursuant to the Company’s Related Person Transaction Policy as set forth in the Company’s Corporate Governance Guidelines;

•	recommending stock ownership guidelines for employees and non-employee directors and programs and procedures relating to director evaluation, retention and retirement;

•

defining and reviewing the responsibilities of the Board with respect to the Company’s corporate governance, including review of proposed amendments to the Articles, By-laws and Corporate Governance Guidelines of the Company and the conduct of the meetings of the Board, the committees of the Board and the Company’s shareholders;

•	reviewing and recommending policies and procedures to ensure the Board and its committees are properly constituted and organized;

•	reviewing all Board committee charters;

•	reviewing and, if necessary, making recommendations as to shareholder proposals;

•	reviewing the succession process for the Chief Executive Officer and other senior management; and

•

reviewing and overseeing the Company’s environmental, social and governance strategy, initiatives and policies, including matters related to environmental, health and safety; diversity, equity and inclusion; data privacy; and ethics and compliance programs.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee (Ms. Kruse, Ms. Twinem and Messrs. Evans, Freeland, Kirk, Macadam, Manager and Sonsteby) (i) was an officer or employee of Valvoline at any time during or prior to fiscal 2021 or (ii) is or was a participant in a “related person” transaction with Valvoline since the beginning of fiscal 2021. No executive officer of the Company served on the compensation committee or board of any company that employed any member of Valvoline’s Compensation Committee or the Board.

The Board’s Operations

Chairman of the Board.     Mr. Kirk has served as our Non-Executive Chairman, since October 1, 2017. At its November 2021 meeting, upon the recommendation of the G&N Committee, Mr. Freeland was unanimously appointed by the Board, to succeed Mr. Kirk as our Non-Executive Chairman, effective the day immediately prior to the 2022 Annual Meeting. The Chairman of the Board organizes Board activities to effectively provide guidance to, and oversight and accountability of, management. To fulfill that role, the Chairman of the Board, among other things, creates and maintains an effective working relationship with the Chief Executive Officer and the other

PROXY STATEMENT 21

members of senior management and the Board, assures that the Board agenda is appropriately directed to the matters of greatest importance to the Company and provides senior management with the Board’s advice, direction and opinions. The Non-Executive Chairman preserves the distinction between management and oversight, maintaining the responsibility of management to develop corporate strategy and the responsibility of the Board to review and express its views on corporate strategy.

Board and Committee Meetings.    The Board and Committees must hold regularly scheduled meetings. Directors are expected to attend all meetings of the Board and of the Committees on which they serve. Non-management directors meet in executive session at each regularly scheduled meeting of the Board, and at other times as they may determine appropriate.

Evaluation of Board Effectiveness.    The Board must conduct annual self-evaluations to determine whether it and its Committees are functioning effectively. The G&N Committee receives comments from all directors and reports to the Board with an annual assessment of the Board’s performance, with a focus on the Board’s contribution to the Company and areas in which the Board or its Committees can improve. We may also engage independent, third-party governance experts from time to time to conduct interviews and/or assessments regarding the structure and effectiveness of our Board and its Committees. The Committees of our Board of Directors have all adopted charters defining their respective purposes and responsibilities. Pursuant to these charters, the Committees must review their respective performances at least annually and each of the Committees has authority to engage independent legal, accounting or other advisors.

The Board’s Role in Risk Oversight

The Board has an active role, as a whole, and also at the committee level, in overseeing management of the Company’s risk. The Board approves and monitors the fundamental financial and business strategies of the Company and maintains policies and procedures designed to ensure that the assets of the Company are properly safeguarded and enterprise risks are properly managed, that appropriate financial and other controls are maintained, that processes are in place for maintaining the integrity of the Company and that the Company’s business is conducted in compliance with applicable laws and regulations. Management is responsible for the day-to-day management of risk, and members of our senior management regularly report to the Board and its Committees on current and emerging risks and the Company’s approach to avoiding and mitigating risk exposure. The Board reviews in detail the Company’s most significant risks and whether management is responding consistently within the Company’s overall risk management and mitigation strategy. While the Board is ultimately responsible for overall risk oversight at our Company, the Committees assist the Board in fulfilling its oversight responsibilities in certain areas. In particular, the Audit Committee has primary responsibility for monitoring the Company’s major financial risk exposures and the steps the Company has taken to control such exposures, including the Company’s risk management policies and processes. The Compensation Committee monitors the risks associated with our compensation policies and procedures. To provide for effective oversight of the Company’s strategy, initiatives and policies regarding environmental, social and governance (“ESG”) matters, the Board consolidated the review and oversight of ESG matters within the G&N Committee in January 2021. As part of this transition, the G&N Committee now assists the Board in fulfilling its oversight responsibility with respect to environmental, health and safety (“EH&S”) risks and programs and diversity, equity and inclusion efforts. EH&S risks and programs are now reviewed by the G&N Committee at least twice per year. The G&N Committee is also charged with reviewing and recommending governance policies and procedures, including Board and Committee structure, leadership and membership, that ensure independence of the Board as it exercises its corporate governance and risk oversight roles. In addition, the G&N Committee reviews transactions pursuant to our Related Person Transaction Policy (which is further described in “—Other Governance Policies and Practices—Related Person Transaction Policy”).

ESG Oversight

Valvoline recognizes the importance of being a good corporate citizen and we strive to run our business in a responsible manner, reduce our environmental impact and create a diverse and vibrant workforce. We believe that ESG matters are intimately intertwined with our business and believe that a strategy that recognizes the importance of each ESG pillar is in the best interests of Valvoline and our stakeholders.

22	PROXY STATEMENT

As part of the G&N Committee’s oversight responsibilities related to ESG matters, the G&N Committee reviewed and discussed a number of ESG matters with members of the Valvoline Leadership Team (“VLT”) and our newly established ESG Steering Committee in fiscal 2021. These topics included EH&S matters, including Valvoline’s sustainability initiatives and carbon reduction strategy; ethics and compliance, including Valvoline’s focus on anti-bribery/corruption, data privacy compliance, and key legal compliance risks and initiatives to mitigate such risks; diversity, equity and inclusion, including Valvoline’s initiatives to recruit, hire, train, promote and retain diverse talent, diversity spending with suppliers and charitable giving to diverse organizations, reviewing the activities of Valvoline’s Diversity, Equity and Inclusion Council (“Diversity Council”), and reviewing employee engagement surveys; and governance matters, including corporate governance responsibilities of the Board, overseeing the CEO and senior management succession planning process, and reviewing trends in corporate governance.

Valvoline also established an ESG Steering Committee in fiscal 2021 to guide the VLT in enhancing and further developing Valvoline’s strategy related to ESG matters and to consider and recommend policies, practices and disclosures that conform to that strategy. Pursuant to the ESG Steering Committee Charter, Valvoline’s Chief Legal Officer serves as Chair and the Chief People Officer serves as Vice Chair of the ESG Steering Committee. The ESG Steering Committee meets at least four times per year and is composed of employees with the knowledge and expertise in relevant and varied disciplines, including EH&S; legal and compliance; corporate governance; human capital management, including diversity, equity and inclusion; communications; community relations; investor relations; external reporting; information security; operations; supply chain and procurement; and research and development. In addition to guiding Valvoline’s ESG strategy, the ESG Steering Committee is responsible for reviewing and assessing goals for ESG matters and recommending proposed changes to the VLT, overseeing the Company’s reporting and disclosure related to ESG matters, considering current and emerging trends and advising the VLT on how those trends may impact Valvoline’s business, operations, performance or public image, advising the VLT on any shareholder proposals or stakeholder concerns related to ESG matters, overseeing the activities of the Diversity Council, and assisting the VLT with reporting ESG matters to the G&N Committee.

Other Governance Policies and Practices

Overview of Governance Principles

We are committed to adhering to sound corporate governance practices. We have adopted Corporate Governance Guidelines, which include our Related Person Transaction Policy. These Guidelines provide the framework for our Board’s governance of the Company and include a general description of our Board’s purpose, responsibilities and member qualification standards. As further discussed in “—Valvoline’s Board of Directors—Independence,” our Corporate Governance Guidelines require that at least two-thirds of our directors be independent. Our Related Person Transaction Policy requires our directors and executive officers to identify annually and on an as needed basis potential transactions with related persons or their firms that meet certain criteria set forth in our Related Person Transaction Policy.

We also require compliance with our code of business conduct, entitled “Global Standards of Business Conduct,” which applies to all of our directors and employees, including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. Our Global Standards of Business Conduct promote honest and ethical conduct, compliance with applicable laws, rules and regulations, prompt reporting of violations of the standards set forth therein and full, fair, accurate, timely and understandable disclosure in reports filed with the SEC.

Our Corporate Governance Guidelines (including our Related Person Transaction Policy), Global Standards of Business Conduct and Committee charters are published on our investor relations website at http://investors.valvoline.com/governance. These documents are also available in print at no cost to any shareholder who requests them. We intend to post any amendments or waivers to our Global Standards of Business Conduct (to the extent applicable to our directors and executive officers) on our investor relations website or in a Current Report on Form 8-K.

PROXY STATEMENT 23

Related Person Transaction Policy

Federal securities laws require us to describe any transaction since the beginning of the last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which any related person had or will have a direct or indirect material interest. Related persons are directors and executive officers, nominees for director and any immediate family members of directors, executive officers or nominees for director. We are also required to describe our policies and procedures for the review, approval or ratification of any Related Person Transaction.

Pursuant to our written Related Person Transaction Policy (the “Policy”), the G&N Committee is responsible for reviewing the material facts of all transactions that could potentially be “transactions with related persons.” The Policy covers any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including any indebtedness or guarantee of indebtedness) in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any fiscal year, (2) the Company is a participant, and (3) any related person has or will have a direct or indirect interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). Transactions between the Company and any firm, corporation or entity in which a related person is an executive officer or general partner, or in which any related persons collectively hold more than 10% of the ownership interests, are also subject to review under the Policy.

Under the Policy, our directors and executive officers are required to identify annually potential transactions with related persons or their firms that meet the criteria set forth in the Policy, and management is required to forward all such disclosures to the G&N Committee. The G&N Committee reviews each disclosed transaction. The G&N Committee has discretion to approve, disapprove or otherwise act if a transaction is deemed to be a Related Person Transaction subject to the Policy. Only disinterested members of the G&N Committee may participate in the determinations made with regard to a particular transaction. If it is impractical to convene a meeting of the G&N Committee, the Chair of the G&N Committee is authorized to make a determination and promptly report such determination in writing to the other G&N Committee members. All determinations made under the Policy are required to be reported to the full Board.

Under the Policy and consistent with SEC regulations, certain transactions are not Related Person Transactions, even if such transactions exceed $120,000 in a fiscal year. Those exceptions are:

•	Compensation to a director or executive officer which is or will be disclosed in our Proxy Statement;

•	Compensation to an executive officer which is approved by the Compensation Committee and would have been disclosed in our Proxy Statement if the executive officer was a “named executive officer”;

•

A transaction in which the rates or charges involved are determined by competitive bids, or which involves common, contract carrier or public utility services at rates or charges fixed in conformity with law or governmental authority;

•	A transaction that involves services as a bank depository of funds, transfer agent, registrar, indenture trustee or similar services; and

•	A transaction in which the related person’s interest arises solely from the ownership of Valvoline stock and all shareholders receive the same benefit on a pro rata basis.

The G&N Committee determined that there were no Related Person Transactions that were required to be reported under Item 404(a) of Regulation S-K since the beginning of fiscal 2021, nor are there any currently proposed.

Communication with Directors

As set forth in our Corporate Governance Guidelines, the Board believes that management is responsible for communicating on behalf of the Company. However, at the request of management, individual Board members may meet or otherwise communicate with shareholders and other interested parties. Persons interested in communicating with the Board, or with a specific member or Committee of the Board, may do so by writing to Valvoline’s Corporate Secretary at 100 Valvoline Way, Lexington, KY 40509. Communications directed to our Corporate Secretary will be reviewed and distributed to individual directors, as appropriate, depending on the

24	PROXY STATEMENT

subject matter and facts and circumstances outlined in the correspondence. Communications that are not related to the duties and responsibilities of the Board, or are otherwise inappropriate, will not be forwarded to the directors, although all communications directed to the Board will be available to any director upon request.

Attendance at Annual Meeting

Although Valvoline does not have a formal policy regarding attendance by directors at Valvoline’s annual meetings of shareholders, Valvoline strongly encourages all directors to attend. All of Valvoline’s then current directors were present at the prior year’s annual meeting of shareholders.

Nomination of Directors

G&N Committee Recommendations for and Nominations of Directors.    Pursuant to our Corporate Governance Guidelines and the G&N Committee’s charter, the G&N Committee is responsible for leading the search for and recommending qualified director nominees for shareholder election to the Board for the next annual meeting of shareholders and for proposing director nominees for election by the Board to fill vacancies which occur between annual meetings of shareholders. The G&N Committee does not set specific, minimum qualifications that director nominees must meet to be nominated for election to the Board, but rather believes that each nominee should be evaluated on his or her individual merits, taking into account the needs and composition of the Board at the time. The G&N Committee considers candidates who bring a wide range of attributes to the Board. The general criteria the G&N Committee looks for in selecting an individual as a director nominee is someone who exhibits the highest personal and professional integrity, who has demonstrated exceptional ability and judgment and who shall be effective in serving the interests of the Company’s shareholders. Pursuant to the G&N Committee Charter, the G&N Committee shall seek director candidates who exhibit the following personal and professional qualifications: (1) significant experience in the lubricants, automobile or consumer marketing industries; (2) product or process innovation experience; (3) international business expertise; (4) diverse experience in policy-making in business, government, education and/or technology, or in areas that are relevant to the Company’s global business and strategy; (5) possess an inquisitive and objective nature, practical wisdom and mature judgment; and (6) the ability to work with the Company’s existing directors and management. The G&N Committee also believes that diversity of race, ethnicity, gender and age are important factors in evaluating candidates for Board membership. The G&N Committee has from time to time retained the services of third-party search firms to assist the G&N Committee in identifying and evaluating candidates for Board membership who best match the personal and professional criteria described above. The G&N Committee, with the assistance of a leading director search firm, is currently in the process of conducting a search for one or more new directors with significant experience in the areas of electric vehicles, energy transition and/or autonomous transportation, which is relevant to the Company’s strategy to transform with the evolving car parc as discussed in “—Valvoline’s Board of Directors—Composition,” above.

Shareholder Recommendations for Directors.    Shareholders wishing to recommend candidates for consideration by the G&N Committee should send their recommendation via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509. Recommendations should be received no later than September 1, 2022, to be considered by the G&N Committee in connection with its review of candidates for election at our 2023 Annual Meeting of Shareholders. Suggestions for director candidates should include the information described in Section 3.03 of our By-laws, and any other relevant information, as to the proposed candidate. The G&N Committee will review all director candidates in accordance with its charter and Valvoline’s Corporate Governance Guidelines, and it will identify qualified individuals consistent with the personal and professional criteria described above. Individuals recommended by shareholders in accordance with these procedures will be evaluated by the G&N Committee in the same manner as individuals who are recommended through other means.

Shareholder Nominations of Directors.    Our By-laws permit eligible shareholders to directly nominate candidates for election at annual meetings of shareholders. Our By-laws require that the Company be given advance written notice of shareholder nominations for election to the Board of Directors. Such notice must contain the information required by our By-laws with respect to the nominee and the shareholder and must be timely. To be timely for purposes of an annual meeting, such notice must be received at least 90 but not more than 120 days before the first anniversary of the prior year’s annual meeting; provided, however, if the annual meeting is to be held more than 30 days earlier or

PROXY STATEMENT 25

more than 60 days later than such anniversary date, notice must be received not earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which public announcement of such meeting is first made. Based on the January 25, 2022, date for our upcoming Annual Meeting, shareholder nominations must be received no earlier than September 27, 2022, and no later than October 27, 2022, to be considered timely for our 2023 Annual Meeting of Shareholders, assuming such meeting will be held no more than 30 days before and no more than 60 days after January 25, 2023. The chairman of an annual meeting of shareholders may refuse to acknowledge the nomination of any person not made in compliance with our By-laws. Shareholders should send all director nominations for the 2023 Annual Meeting of Shareholders via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509.

A copy of our By-laws has been filed with the SEC and is available on the SEC’s website, http://www.sec.gov, and the Company’s website, http://investors.valvoline.com/governance, or may be obtained by written request to: Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

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Executive Compensation

Quick Reference Guide
27	Introduction
28	Executive Summary
28	Fiscal 2021 Highlights
28	Changes to the Fiscal 2021 Compensation Program
29	Compensation Philosophy
30	Pay for Performance
31	What We Do vs. What We Don’t Do
32	Elements of Valvoline’s Executive Compensation Program
32	How We Make Pay Decisions
32	Role of Consultant
33	Peer Group
34	Benchmarking / Survey Data
35	Internal Pay Equity
35	“Say on Pay”
35	Compensation Decisions for Fiscal 2021
35	Base Salary
36	Annual Incentive
38	Long-term Incentive
40	Other Benefits and Perquisites
40	Health and Welfare Benefits
41	Executive Perquisites
41	Post-termination
41	Retirement Benefits
42	Severance Benefits
43	Change in Control Benefits
44	Governance Policies and Practices
44	Clawback Policy
44	Stock Ownership Guidelines
45	Anti-Hedging / Anti-Pledging Policy
45	Annual Risk Assessment
46	Compensation Decisions for Fiscal 2022
46	Deductibility of Compensation
47	Report of the Compensation Committee

Introduction

This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation philosophy, policies and practices. This section also details the compensation paid to those individuals who served as our principal executive officer (“CEO”) and principal financial officer (“CFO”) during fiscal 2021, as well as the three next most highly compensated executive officers as of September 30, 2021. The CD&A also includes compensation details for one former executive officer who was not employed by Valvoline at the end of fiscal 2021. The individuals listed below are collectively referred to as Valvoline’s “Named Executive Officers” or “NEOs”:

Samuel J. Mitchell, Jr.

Chief Executive Officer

Mary E. Meixelsperger

Chief Financial Officer

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer and Corporate Secretary

Craig A. Moughler

Senior Vice President and Chief Supply Chain Officer

Thomas A. Gerrald II

Senior Vice President, Global Products – North America

Anthony R. Puckett(1)

Former Senior Vice President and President, Retail Services

(1)	Mr. Puckett retired from Valvoline, effective August 13, 2021.

PROXY STATEMENT 27

Executive Summary

Fiscal 2021 Highlights

Fiscal 2021 was a remarkable year for growth and transformation at Valvoline, yielding record results, including sales of $3 billion, net income of $420 million and adjusted EBITDA of $634 million, each reflecting exceptional year-over-year growth. The Company reported earnings per diluted share (“EPS”) of $2.29, up 36%, and adjusted EPS of $1.95, an increase of 37%, versus the prior year. The Company further advanced its strategy to become a more service-driven business with Retail Services segment contributing 54% of our total segment adjusted EBITDA in fiscal 2021, driven by outstanding year-over-year same store sales growth and unit additions. We also saw strong sales and volume growth in our Global Products segment. The success of both segments demonstrates the solid foundation that we have built across our businesses. In October 2021, the Company announced its plan to accelerate its continued transformation by pursuing a separation of its two reportable segments, Retail Services and Global Products. Refer to Appendix A for a reconciliation of non-GAAP measures.

Changes to the Fiscal 2021 Compensation Program

The Compensation Committee annually reviews the components of the Company’s executive compensation program to ensure that it aligns with the compensation philosophy and shareholder interests. In fiscal 2021, the Compensation Committee modified the Company’s annual and long-term incentive plans, as described below:

	What We Did		Why We Did It
Annual Incentive Plan	•	Changed metrics and weightings for operating segment employees from Valvoline adjusted EBITDA (60%) and Operating Segment adjusted EBITDA (40%) to Valvoline adjusted EBITDA (100%).	• To establish better alignment among all participants with the Company’s strategic goals and to simplify plan design.
FY2021-FY2023 Performance Stock Units	•

Moved from setting absolute adjusted EPS growth goals (three one-year goals and one three-year cumulative goal) at the start of the performance period to setting one absolute adjusted EPS growth goal for year one with pre-determined fixed growth rate percentages applied to prior year actual adjusted EPS for determining adjusted EPS targets for years two and three. Threshold and maximum performance goals will be set at 90% and 110% of target, respectively.

•   To address the challenge of setting long-term adjusted EPS goals in the current economic environment, particularly related to the COVID-19 pandemic, while ensuring more robust adjusted EPS goals are established for each year of the performance period.

•   Ensures participants remain motivated and engaged throughout the entire performance period.

•   Establishes better alignment of in-period performance goals with shareholder expectations.

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Compensation Philosophy

The Compensation Committee has adopted a Compensation Philosophy, which it reviews annually, that is intended to align our compensation program with the interests of our shareholders. This philosophy supports our business strategy and financial and talent management objectives to deliver long-term profitable growth.

Objectives	•	Attract, retain and motivate a high-performing and increasingly diverse employee population.
	•	Link a meaningful portion of compensation to sustained long-term performance that will create shareholder value.
	•	Provide transparency to key stakeholders.
	•	Mitigate risk through sound plan design and decision making.
Supports Profitable Growth and Talent Management	•	Balance short-term financial goals with long-term shareholder value creation.
	•	Regularly evaluate compensation program effectiveness.
	•	Ensure participants are not motivated to take excessive risk.
	•	Recognize individual and team contributions and potential through pay decisions.
Use of Multiple Levers to Deliver Total Compensation	•	Base salary attracts and retains by providing a market competitive fixed income.
	•	Annual incentive programs focus executives on short-term financial performance.
•

Long-term incentive awards align executives with shareholder interests, link compensation with key business objectives, earnings per share and total shareholder return, retain executive talent and build meaningful executive ownership in the company.

Pay Positioning	•	Benchmark pay levels and practices against the peer group (defined below) and the competitive market.
	•	Targets the 50th percentile of the competitive range for target total direct compensation and allows company and/or individual performance to drive actual compensation up or down.

PROXY STATEMENT 29

Pay for Performance

This section describes how Valvoline’s short-term and long-term performance is linked to the NEOs’ fiscal 2021 compensation.

How do we link performance and pay?	•	A substantial portion of our NEOs’ pay is tied to short-term and long-term incentives.
	•	The performance metrics balance key short-term financial goals with long-term shareholder value creation.
•

For fiscal 2021, the Valvoline Incentive Plan (“VIP”), our annual incentive plan, was based 100% on Valvoline adjusted EBITDA. Each of our operating segment leaders and our Chief Supply Chain Officer had an additional annual incentive opportunity equal to 10% of their annual base salary based on pre-determined strategic initiatives.

•

Performance-based long-term incentive awards in the form of performance stock units (“PSUs”) made during fiscal 2021 were based on Valvoline adjusted EPS performance targets that reflect strong year-over-year earnings growth during the three-year performance period.

How did we perform?	Fiscal 2021 Valvoline Incentive Plan
	•	Adjusted EBTIDA of $589.9 million, as adjusted under the plan, exceeded maximum performance for fiscal 2021, resulting in a payout of 150% of the target incentive.
Fiscal 2019-2021 Performance Stock Units
•

Valvoline adjusted EPS of $1.867 for fiscal 2021, $1.542 for fiscal 2020, $1.376 for fiscal 2019 and cumulative adjusted EPS of $4.785 over the three-year performance period, each as adjusted under the plan, resulted in a payout of 144.5% of the PSUs.

•

Valvoline’s relative TSR of 54.7% over the three-year performance period, representing the 74th percentile of the TSR performance of the S&P MidCap 400 Index, was at target performance, resulting in no adjustment of the PSU payout.

To reinforce our pay-for-performance philosophy, the total compensation program for the NEOs is highly incentive-based and therefore fluctuates based on financial results and stock price performance. This approach motivates executives to consider the impact of their decisions on both the short-term and long-term performance of the Company and shareholder value creation, while taking appropriate types and amounts of risk.

30	PROXY STATEMENT

For fiscal 2021, approximately seventy-nine percent (79%) of the CEO’s target compensation and approximately sixty-one percent (61%) of the other NEOs’ target compensation, on average, was at-risk.

Pay Mix of CEO and Other NEOs(1)(2)

(1)	Totals may not foot due to rounding.

(2)	Excludes Mr. Puckett, who retired from Valvoline, effective August 13, 2021.

What We Do vs. What We Don’t Do

What We Do	What We Don’t Do

  ✓  Emphasize pay-for-performance

  ✓  Utilize a balance of cash-based short-term and equity-based long-term incentive compensation

  ✓  Engage in rigorous goal-setting process for all incentive metrics

  ✓  Apply meaningful stock ownership guidelines

  ✓  Subject all equity awards to double-trigger change in control vesting provisions

  ✓  Maintain a strong clawback policy

  ✓  Use a representative and relevant peer group

  ✓  Use an independent compensation consultant

  ✓  Provide Board oversight of incentive compensation risk

✗  No tax gross ups on change in control payments

✗  No single-trigger change in control payments

✗  No hedging or pledging of Company stock

✗  No excessive perquisites

✗  No repricing of equity awards

✗  No share recycling

✗  No employment agreements

✗  No dividends or dividend equivalents on unearned PSUs

PROXY STATEMENT 31

Elements of Valvoline’s Executive Compensation Program

Valvoline’s executive compensation program for fiscal 2021 consisted of the following elements for our NEOs:

	Element of Compensation	Purpose
Annual Cash Compensation	Base Salary	To provide market competitive compensation representative of individual experience, performance and level of responsibility.	Fixed
	Annual Incentive Compensation	To provide performance-based annual cash incentive award based on Valvoline adjusted EBITDA to motivate and reward key employees for achieving our short-term business objectives.	Variable
Long-Term Incentive	Stock Appreciation Rights	To align participants’ interests with shareholders. Value only realized if Valvoline common stock price increases.
	Time-Vested Restricted Stock Units	To enhance the program’s ability to retain key talent and drive long-term behavior.
Performance Stock Units

To provide performance-based equity compensation based on Valvoline’s adjusted EPS growth with a relative TSR modifier in the form of performance stock units to drive Valvoline’s long-term performance.

Benefits and Perquisites	Retirement Benefits	To provide tax-efficient means for building savings for retirement over the term of employment. Includes a 401(k) plan with matching company contributions.	Fixed
	Health and Welfare Benefits	To provide access to medical care for employees and their families, as well as financial security to the families of employees who may become ill, disabled or die during active employment.
	Executive Perquisites – Financial Planning	To address the complex tax and financial situations of our senior executives.
	Severance Pay Plan	To provide for protection of compensation in the event of a covered termination and secure restrictive covenants to protect the Company’s interests.
Change in Control Agreements

To attract and retain highly skilled management talent, provide protection of compensation, which allows executives to remain objective and act in the best interests of shareholders without regard for their future employment status in the event of a change in control and covered termination, and secure restrictive covenants to protect the Company’s interests.

How We Make Pay Decisions

Role of Consultant

The Compensation Committee directly engages Deloitte Consulting LLP (“Deloitte” or the “independent compensation consultant”) to serve as its outside advisor on executive compensation matters. Deloitte’s role includes, but is not limited to, assessment of the following items:

•	The competitiveness of total compensation provided to Valvoline’s key executives;

•	Executive stock ownership guidelines;

•	Change in control severance agreements for key executives;

•	Incentive compensation program design and risk;

•	Composition of the peer group and well-respected external surveys used to benchmark executive compensation;

•	The degree of difficulty of the performance targets under incentive compensation plans;

•	Compensation-related disclosures, including this CD&A;

•	The competitiveness of Valvoline’s non-employee director compensation program;

•	The impact of new regulations on Valvoline’s executive compensation programs; and

•	The alignment of actual pay and performance.

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In addition to the compensation services provided by Deloitte to the Compensation Committee, Deloitte affiliates provided certain services at the request of management consisting of (i) tax accounting and compliance; (ii) tax planning assistance; and (iii) a review of the Company’s self-insurance reserves. The total fees of compensation-related services and other services are shown in the table below.

Fees Paid to Consultant

	FY21%
Executive Compensation Fees	$280,252	55%
All Other Fees	$231,832	45%
Total	$512,084	100%

At its meeting in November 2021, the Compensation Committee determined that, given the nature and scope of these projects, these additional services did not raise a conflict of interest and did not impair Deloitte’s ability to provide independent advice to the Compensation Committee concerning executive compensation matters.

In making this determination, the Compensation Committee considered, among other things, the following factors:

•	The types of non-compensation services provided by Deloitte;

•	The amount of fees for such non-compensation services, noting in particular that such fees are negligible when considered in the context of Deloitte’s total revenues for the period;

•	Deloitte’s policies and procedures concerning conflicts of interest;

•	Deloitte representatives who advise the Compensation Committee do not provide any non-compensation related services to Valvoline;

•

There are no other business or personal relationships between Valvoline management or members of the Compensation Committee and the Deloitte representatives who provide compensation services to the Compensation Committee; and

•	Neither Deloitte nor any of the Deloitte representatives who provide compensation services to the Compensation Committee own any Valvoline Common Stock or other securities of Valvoline.

Peer Group

As detailed in our compensation philosophy, we benchmark pay levels and practices against a peer group for the purposes of evaluating NEO compensation. Annually, the Compensation Committee utilizes the services of Deloitte to prepare a peer group analysis and make recommendations on the companies to be included in the peer group. To establish the peer group for fiscal 2021 compensation decisions, Deloitte performed a comprehensive review of our peer group, including screening companies for potential addition to our peer group using the following criteria:

•

U.S. publicly-traded companies with revenues and market capitalization ranging from one-third to three times Valvoline’s current size and within the following industries: retail, chemicals, or automotive industries, and given the Company’s increasing shift to becoming a more service-driven business, specialty retailers;

•	Companies included in ISS’ disclosed peer group;

•	Companies included in proxy advisory firms’ disclosed peer group;

•	Companies who consider Valvoline to be a peer;

•	acquisition and divestiture activity during the past year; and

•	Companies included in the valuation peer group.

PROXY STATEMENT 33

The fiscal 2021 peer group was reviewed and approved by the Compensation Committee, with assistance from management, at its meeting in July 2020, and is composed of the following companies:

Fiscal 2021 Peer Group

Company	Size(1)	Retail(2)	Chemical(3)	Automotive(4)
Valvoline	✓	✓	✓	✓

The Clorox Company	✓	✓	✓

Spectrum Brands Holdings, Inc.	✓	✓	✓	✓

Snap-on Incorporated	✓	✓		✓

Church & Dwight Co., Inc.	✓	✓	✓

Cooper Tire & Rubber Company	✓	✓		✓

The Scotts Miracle-Gro Company	✓	✓	✓

Revlon, Inc.	✓	✓	✓

Edgewell Personal Care Company	✓	✓	✓

Tupperware Brands Corporation	✓	✓

Nu Skin Enterprises, Inc.	✓	✓	✓

NewMarket Corporation	✓		✓	✓

Central Garden & Pet Company	✓	✓	✓

Energizer Holdings, Inc.	✓	✓

W. R. Grace & Co.	✓		✓	✓

Monro, Inc.	✓	✓		✓

Innospec Inc.	✓		✓	✓

Quaker Chemical Corporation	✓		✓

WD-40 Company		✓	✓

(1)	Generally, between one-third and three times the size of Valvoline’s revenue

(2)	Markets durable and non-durable consumer products and/or maintains a large retail footprint or markets primarily through retail channels

(3)	Operates in lubricants / chemical space

(4)	Focuses on the automotive industry

Benchmarking / Survey Data

Over the course of the year, our Compensation Committee analyzes the total compensation of our executive officers. To facilitate this analysis, management works with the independent compensation consultant to provide the Compensation Committee with data that include base salaries, annual and long-term incentive opportunities. The independent compensation consultant also provides information on performance metrics, long-term incentive vehicles and weightings of those vehicles, post-employment benefits, such as severance and retirement vesting provisions, and compensation trends, as necessary. This data reflects recent publicly available information for our peer group and other market survey data discussed further below. We believe that it provides the Compensation Committee with a sufficient basis to analyze both the level and design of the total compensation provided to our executive officers. As stated in our compensation philosophy, we target the 50th percentile of the competitive range for target total direct compensation, with a significant portion of compensation “at-risk”. Therefore, actual compensation levels are highly dependent on company, operating segment, and/or individual performance.

34	PROXY STATEMENT

Where sufficient benchmark data is not available from public filings, we utilize published survey data as a supplementary source. The survey data focuses on consumer products, retail and general industry companies and is size-adjusted based on revenues and a statistical regression analysis that is consistent with the corporate or business segment responsibilities for each executive.

Internal Pay Equity

In addition to being competitive with the external market, we believe that our executive compensation program should be internally consistent and equitable. In its review of total compensation, our Compensation Committee considers the relationship between our CEO’s total compensation and that of our other Named Executive Officers, as well as the consistency and pay equity among those Named Executive Officers. For fiscal 2021, the Compensation Committee concluded that our CEO’s compensation was reasonable compared to that of our other Named Executive Officers, and the fiscal 2021 compensation of each of our non-CEO Named Executive Officers was internally consistent and equitable in light of their respective roles, responsibilities, experience, and reporting relationships.

“Say on Pay”

At our 2021 Annual Meeting of Shareholders held on January 28, 2021, Valvoline shareholders voted on a non-binding advisory vote on our fiscal 2020 executive compensation (“Say on Pay”). Our shareholders approved the Say on Pay proposal with more than 97% of votes cast in favor of the proposal. Annually, the Compensation Committee considers the most recent Say on Pay voting results when evaluating the Company’s executive compensation program. The Compensation Committee believes that the significant level of shareholder support the Company continues to receive on Say on Pay (more than 96% of our shareholders have approved our Say on Pay proposal in each of the past three years) is a positive endorsement of our executive compensation program. Accordingly, the Compensation Committee did not make any material changes to the structure of our executive compensation program for fiscal 2021.

We value the feedback provided by our shareholders regarding Valvoline’s executive compensation programs and, from time to time, the Chair of our Compensation Committee and management meet with shareholders to receive input on Valvoline’s executive compensation program. We will consider this feedback and any other shareholder feedback pertaining to these programs in future decision making and program design.

Compensation Decisions for Fiscal 2021

Base Salary

Valvoline utilizes compensation increase guidelines based on an individual’s performance and his or her position relative to the competitive market median to formulate recommendations. All employees, including the NEOs, are generally subject to the same salary increase guidelines, and increases have historically been effective in April of each year. The independent compensation consultant prepares a competitive assessment of the NEOs’ compensation for the Compensation Committee on an annual basis. At its meeting in November 2020, the Compensation Committee reviewed the independent compensation consultant’s analysis for fiscal 2021 and approved a 5.0% increase to the base salary of Mr. Gerrald, to align his base salary with the competitive market, and a 2.5% increase to the base salary of each of the other NEOs, as reflected in the table below, effective for the pay period that included April 1, 2021.

PROXY STATEMENT 35

Fiscal 2021 Base Salary

Executive	FY20 Base Salary	Increase	FY21 Base Salary
Samuel J. Mitchell, Jr.	$998,100	$24,960	$1,023,060
Mary E. Meixelsperger	$578,900	$14,480	$ 593,380
Julie M. O’Daniel	$420,250	$10,510	$ 430,760
Craig A. Moughler	$383,480	$ 9,590	$ 393,070
Thomas A. Gerrald II	$357,220	$17,870	$ 375,090
Anthony R. Puckett	$410,000	$10,250	$ 420,250

Annual Incentive

Under the Valvoline Incentive Plan, target annual incentive opportunities for all Valvoline NEOs are expressed as a percentage of the NEO’s eligible base salary. The target opportunities remained the same for each NEO for fiscal 2021.

Changes in Target Annual Incentive Opportunity

Executive	FY20 Target Opportunity (% of Salary)	Increase	FY21 Target Opportunity (% of Salary)
Samuel J. Mitchell, Jr.	100%	—	100%
Mary E. Meixelsperger	75%	—	75%
Julie M. O’Daniel	60%	—	60%
Craig A. Moughler(1)	60%	—	60%
Thomas A. Gerrald II(1)	60%	—	60%
Anthony R. Puckett(1)	60%	—	60%

(1)

For Messrs. Moughler, Gerrald and Puckett, their fiscal 2021 target annual incentive opportunity was 50% of their eligible base salary for purposes of the Valvoline Incentive Plan. In addition, they each had a strategic initiatives incentive opportunity for fiscal 2021 with a target of 10% of their annual base salary tied to the achievement of pre-established strategic initiatives applicable to our supply chain operations for Mr. Moughler, our Global Products – North America business for Mr. Gerrald, and our Retail Services business for Mr. Puckett.

At its meeting in November 2020, the Compensation Committee approved the Valvoline Incentive Plan for fiscal 2021 using a single corporate metric, Valvoline adjusted EBITDA, for all employees to establish better alignment among all participants toward meeting the Company’s strategic goals. Adjusted EBITDA is a key indicator of Valvoline profitability. Adjusted EBITDA may be adjusted by the Compensation Committee for unplanned or one-time items.

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Performance Against Fiscal 2021 Metric

At its meeting in November 2021, the Compensation Committee certified the Company’s fiscal 2021 performance and approved payouts under the Valvoline Incentive Plan, as set forth below.

Metric (in millions)	Threshold(1)	Target	Maximum(1)	Actual Achievement	Payout as a % of Target

Valvoline Adjusted EBITDA(2)	$501.6	$557.4	$585.2	$589.9	150.0%

(1)	Threshold performance for the Valvoline Incentive Plan metric results in a payout of 50% of the target opportunity and maximum performance results in a payout of 150% of the target opportunity.

(2)

For fiscal 2021, reported adjusted EBITDA of $634.1 million was reduced for purposes of determining annual incentive payouts by $44.2 million, net, to include the impact of the change in LIFO reserve of $40.5 million and currency translation benefits of $3.7 million, consistent with the target set at the beginning of the year.

Actual annual incentive awards for the Named Executive Officers are calculated as follows:

Payouts Under Fiscal 2021 Valvoline Incentive Plan

Executive	FY21 Eligible Earnings	FY21 Target Opportunity (% of Eligible Earnings)	Target Annual Cash Incentive Opportunity	Actual as a % of Target Payout	Amount Earned for FY21

Samuel J. Mitchell, Jr.	$1,010,580	100%	$1,010,580	150%	$1,515,870

Mary E. Meixelsperger	$ 586,140	75%	$ 439,605	150%	$ 659,409

Julie M. O’Daniel	$ 425,505	60%	$ 255,303	150%	$ 382,955

Craig A. Moughler(1)	$ 388,275	50%	$ 194,138	150%	$ 291,207

Thomas A. Gerrald II(1)	$ 366,155	50%	$ 183,078	150%	$ 274,617

Anthony R. Puckett(1)	$ 374,716	50%	$ 187,358	150%	$ 281,038

(1)	Excludes payouts for strategic initiatives.

Performance Against Fiscal 2021 Strategic Initiatives (Messrs. Moughler, Gerrald and Puckett)

At its meeting in November 2021, the Compensation Committee certified performance against the pre-established strategic initiatives for Messrs. Moughler, Gerrald and Puckett. For Mr. Moughler, the Compensation Committee certified 75% achievement of his fiscal 2021 strategic initiatives (execution of certain supply chain initiatives) resulting in a payout equal to 7.5% of his base salary for fiscal 2021. For Mr. Gerrald, the Compensation Committee certified 100% achievement of his fiscal 2021 strategic initiatives (achieving DIY branded volume targets and execution of certain initiatives to grow the installer business) resulting in a payout equal to 10% of his base salary for fiscal 2021. For Mr. Puckett, the Compensation Committee certified 75% achievement of his fiscal 2021 strategic initiatives (execution of Retail Services’ growth strategy and execution of certain initiatives to expand non-oil change revenue) resulting in a payout equal to 7.5% of his base salary for fiscal 2021.

Executive	FY21 Base Salary	FY21 Target Opportunity (% of Salary)	Target Cash Incentive Opportunity	Actual as a % of Target Payout	Amount Earned for FY21

Craig A. Moughler	$393,070	10%	$39,307	75%	$29,480

Thomas A. Gerrald II	$375,090	10%	$37,509	100%	$37,509

Anthony R. Puckett	$420,250	10%	$42,025	75%	$31,519

PROXY STATEMENT 37

Long-term Incentive

Target long-term incentive opportunities for the Named Executive Officers are shown below. The target long-term incentive opportunities remained the same for each NEO for fiscal 2021.

Changes in Target Long-term Incentive Opportunity

Executive	FY20 Target Opportunity	Change	FY21 Target Opportunity
Samuel J. Mitchell, Jr.	$2,875,000	—	$2,875,000
Mary E. Meixelsperger	$775,000	—	$775,000
Julie M. O’Daniel	$325,000	—	$325,000
Craig A. Moughler	$250,000	—	$250,000
Thomas A. Gerrald II	$250,000	—	$250,000
Anthony R. Puckett	$250,000	—	$250,000

In fiscal 2021, our long-term incentive program for the Named Executive Officers consisted of 25% stock appreciation rights (“SARs”), 25% restricted stock units (“RSUs”), and 50% performance stock units (“PSUs”). The Compensation Committee chose these vehicles and weightings to (a) align executive pay with shareholder value creation, (b) provide PSUs that directly link executive pay with the Company’s long-term goals, and (c) facilitate stock ownership and retention. Pursuant to the terms of the award agreements, each recipient is subject to non-compete and non-solicitation covenants during employment and for 24-months following termination.

Equity Mix for Fiscal 2021 SARs 25% 3-year vesting; 50% on 1-year anniversary and 25% on 2nd and 3rd anniversaries 10-year term Exercise price equal to closing price of Valvoline common stock on date of grant RSUs (Time-vested) 25% 3-year vesting; 33-1/3% per year Settled in Valvoline common stock PSUs (Performance-based) 50% Vests at the end of the 3-year performance period based on goal achievement 100% of award based on earnings per share Can be modified 25% up or down based on relative total shareholder return against the S&P Midcap 400 index

38	PROXY STATEMENT

FY2019-2021 PSUs

In November 2018, the Compensation Committee awarded PSUs to the Named Executive Officers for the FY2019-2021 performance period. The PSUs were granted pursuant to the 2016 Valvoline Inc. Incentive Plan (the “2016 Incentive Plan”), and are designed to be settled in shares of Valvoline Common Stock at the end of the performance period, based on the achievement of the adjusted EPS performance metrics with a relative TSR modifier, as described below:

Performance Against FY2019-2021 PSU Metrics

Adjusted EPS Targets					TSR Modifier

Payout	FY19 (25%) Adjusted EPS	FY20 (25%) Adjusted EPS	FY21 (25%) Adjusted EPS	FY19-21 (25%) Adjusted EPS	Relative TSR Performance	Adjustment

25%	$1.314	$1.340	$1.367	$4.021	≤25th %ile	-25%

50%	$1.352	$1.420	$1.491	$4.263	26th – 74th %ile	0%
100%	$1.391	$1.502	$1.623	$4.516
150%	$1.423	$1.573	$1.738	$4.734

200%	$1.443	$1.616	$1.810	$4.868	≥75th %ile	+25%

Actual Achievement	$1.376	$1.542	$1.867	$4.785	TSR: 54.7%

Payout	81%	128%	200%	169%	74th %ile of S&P MidCap 400

Total Payout	144.5%				0% Adjustment

Total Payout (as adjusted for Relative TSR Performance): 144.5%

At its meeting in November 2021, the Compensation Committee certified the performance results, set forth above, and approved a PSU payout for each of the Named Executive Officers at 144.5% of target with no adjustment based on the Company’s relative TSR performance as measured against the TSR of the S&P MidCap 400 index over the three-year performance period. The earned units were paid to the NEOs in shares of Valvoline Common Stock on November 11, 2021, as follows:

Payouts for FY2019-2021 PSUs

Executive	Target Opportunity (Units)	Payout Percentage	Total PSUs Earned

Samuel J. Mitchell, Jr.	68,490	144.5%	98,969

Mary E. Meixelsperger	18,030	144.5%	26,054

Julie M. O’Daniel	7,210	144.5%	10,149

Craig A. Moughler	5,410	144.5%	7,818

Thomas A. Gerrald II	5,410	144.5%	7,818

Anthony R. Puckett(1)	5,410	144.5%	7,477

(1)

Mr. Puckett’s retirement from Valvoline constituted a “Qualifying Termination” under the terms of the 2016 Incentive Plan, entitling him to receive a pro-rated payout of PSUs based on his service measured from the first day of the performance period (October 1, 2018) through the date of his retirement (August 13, 2021).

PROXY STATEMENT 39

Design of FY2021-2023 PSUs

In November 2020, consistent with our regular grant cycle, the Compensation Committee awarded PSUs to the Named Executive Officers for the fiscal 2021-2023 performance period. These awards were granted pursuant to the 2016 Incentive Plan and to the extent earned will be settled in shares of Valvoline Common Stock at the end of the performance period. The awards are based solely on adjusted EPS growth with a relative TSR modifier, as shown below:

	Design	Rationale
Adjusted EPS 100% of PSU award

•  25% for each fiscal year during the performance period (75% total).

•  25% for the cumulative fiscal 2021-2023 performance period.

•  One absolute adjusted EPS growth goal set at the beginning of the three-year performance period for year one with pre-determined growth rate percentages applied for years two and three measured against prior year actual adjusted EPS.

•  All awards vest at the end of the three-year performance period, subject to a participant’s continuous employment.

•  Actual payouts can range from 0% to 200% of target based on performance versus pre-established goals.

•  Requiring annual and cumulative goals ensures that adjusted EPS growth is measured both annually and cumulatively over the three-year period, rewarding sustained performance.

•  Measuring performance on an annual basis and locking-in the earned shares for each period improves participants’ understanding of the plan and the progress being made towards achieving the pre-established adjusted EPS growth goals.

Relative TSR +/- 25% Modifier	• Measured against S&P MidCap 400 index from October 1, 2021 to September 30, 2024 • Applies to entire award • Maximum payout is 250% of target		• While focus is on financial and operational goals, relative TSR is still important to ensure alignment with shareholders over the entire performance period.
	Relative TSR Performance	Adjustment
	≤25th %ile	-25%
	26th – 74th %ile	No Impact
	≥75th %ile	+25%

Other Benefits and Perquisites

Health and Welfare Benefits

The health of all employees is important to Valvoline, as is the need to provide for financial security to the families of employees who may become ill, disabled or die during active employment. Valvoline provides a wide variety of health and welfare benefit plans to a majority of its active U.S. workforce, including the Named Executive Officers. These plans include medical, dental, vision, life, accidental death and dismemberment, disability and business travel and accident coverage. These benefits are targeted at market competitive levels. Valvoline’s NEOs are eligible and participate in the same plans and coverage as other employees.

40	PROXY STATEMENT

Executive Perquisites

Valvoline provides financial planning services (including tax preparation) for the Named Executive Officers.

Post-termination

Retirement Benefits

Valvoline offers a combination of tax-qualified and non-qualified retirement plans designed to assist executives in building savings for retirement over the term of their employment.

401(k) Plan	•	Tax-qualified defined contribution plan with company matching contributions generally available to all employees, including NEOs
Valvoline Non- Qualified Defined Contribution Plan (“NQDC Plan”)	•	Unfunded, non-qualified defined contribution plan
•

Provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the tax-qualified 401(k) plan

Ashland Hercules Pension Plan & Ashland Hercules Pension Plan II (“Pension Plan”)	•	Tax-qualified defined benefit plans
	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)	•	Unfunded, non-qualified defined benefit plan
•

Provides benefit equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan

	•	Closed to new participants in January 2011
	•	Benefit accruals frozen September 30, 2016
Supplemental Early Retirement Plan (“SERP”)	•	Unfunded, non-qualified plan
	•	Closed to new participants in November 2015
	•	Benefit accruals frozen September 30, 2016
	•	Provides supplemental retirement arrangement for select group of management

PROXY STATEMENT 41

Severance Benefits

Our Named Executive Officers are covered by the Severance Pay Plan, which provides benefits in the event of a covered termination from employment absent a change in control.

Conditions for Severance Benefits

Covered Terminations	Post-employment Covenants

•  Permanent closing of a location or plant;

•  Job discontinuance;

•  Resignation for good reason (defined as a reduction of 15% or more of the sum of base salary and target annual bonus or relocation of principal place of business by more than 50 miles); or

•  Any circumstances in which active employment is terminated at the Company’s initiative for reasons not excluded under the plan

•  Agree to a general release of liability;

•  Refrain from competitive activity;

•  Not disclose confidential information; and

•  Refrain from soliciting customers or employees of Valvoline or otherwise interfere with Valvoline’s business for a stated period of time following termination

In the event of a covered termination, our Named Executive Officers, other than Mr. Puckett, are eligible for the severance benefits set forth in the table below. Mr. Puckett voluntarily retired from Valvoline on August 13, 2021, which was not a covered termination under the Severance Pay Plan.

Severance Benefits

Executive	Cash Severance	Annual Bonus	Outplacement Services	Health Benefit Continuation	Equity Vesting
Samuel J. Mitchell, Jr.	104 weeks of base pay	Pro-rata based on employment during fiscal year and actual performance	$25,000	104 weeks of continued coverage	All outstanding equity awards forfeited except PSUs and SARs/ RSUs (granted after fiscal 2020), which are eligible for pro-rata vesting if the NEO is retirement eligible
Mary E. Meixelsperger	78 weeks of base pay			78 weeks of continued coverage
Julie M. O’Daniel
Craig A. Moughler
Thomas A. Gerrald II

42	PROXY STATEMENT

Change in Control Benefits

All of our Named Executive Officers, other than Mr. Puckett, have a double-trigger change in control agreement with us that have substantially the same terms and conditions as summarized in the table below. Mr. Puckett’s change in control agreement expired upon his retirement.

Summary of Change in Control Provisions

	Mr. Mitchell	All Other NEOs
Protection Period	• Two years following change in control	• Two years following change in control for cash severance payments; and • Two years following change in control for vesting of equity awards in accordance with the terms of the 2016 Incentive Plan
Benefits (only paid upon a change in control and qualifying termination)

•  Payment of three times the sum of highest annual base salary and highest target annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs, in a lump sum, paid in the seventh month following termination;

•  Continued participation in medical, dental and group life plans through December 31 of the third calendar year following the calendar year of termination;

•  Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•  Outplacement services and financial planning services for one year after termination;

•  Payment of all unused, earned and accrued paid-time off in a lump sum in the seventh month following termination; and

•  Vesting of all outstanding RS/RSUs, SARs and stock options

•  Payment of two times the sum of annual base salary and target annual incentive compensation;

•  Continued participation in group health plans for two years following termination;

•  Full payment of any PSUs outstanding as of termination date, assuming target performance (less any amounts already paid because of the change in control);

•  Payment of all prior existing incentive compensation not already paid and a pro-rata payment of the target annual incentive for the fiscal year in which termination occurs;

•  Outplacement services up to $25,000;

•  Payment of all unused, earned and accrued paid-time off; and

•  Vesting of all outstanding RS/RSUs, SARs and stock options

Definition of Cause

•  Willfully failing to substantially perform duties after a written demand for such performance (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline after a written request to cease such misconduct; or

•  Conviction or plea of nolo contendere for a felony involving moral turpitude

•  To be terminated for cause, the Board must pass a resolution by three quarters vote finding that the termination is for cause

•  Willfully failing to substantially perform duties (except in the case of disability);

•  Willfully engaging in gross misconduct demonstrably injurious to Valvoline; or

•  Conviction or plea of nolo contendere for a felony involving moral turpitude

PROXY STATEMENT 43

	Mr. Mitchell	All Other NEOs
Definition of Change in Control

•  The consolidation or merger of Valvoline into an unrelated entity in which the former Valvoline shareholders own less than 50% of the outstanding shares of the new entity, except for a merger under which the shareholders before the merger have substantially the same proportionate ownership of shares in the entity immediately after the merger;

•  The sale, lease, exchange or other transfer of 80% or more of Valvoline’s assets;

•  A shareholder approved liquidation or dissolution;

•  The acquisition of 20% or more of the outstanding shares of Valvoline by an unrelated person without approval of the Board; or

•  Changes to the Board during two consecutive years that result in a majority of the Board changing from its membership at the start of such two consecutive year period, unless two-thirds of the remaining directors at the start of such two consecutive year period voted to approve such changes

Definition of Good Reason

•  Significant diminution of positions, duties, responsibilities or status, or a diminution in titles or offices

•  Reduction to base salary of 15% or more;

•  Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•  Material breach of the executive change in control agreement or a failure to assume such agreement

•  Significant diminution of positions, duties, responsibilities or status

•  Reduction of 15% or more of the sum of (i) annual base salary plus (ii) target annual bonus;

•  Relocation exceeding 50 miles;

•  Failure to continue incentive plans, whether cash or equity, or any other plan or arrangement to receive Valvoline securities; or

•  Material breach of the executive change in control agreement or a failure to assume such agreement

Definition of Qualifying Termination	• Termination after a change in control, for any reason other than death or disability; by Valvoline for cause; or by the NEO other than for Good Reason
Tax gross-ups	• None, benefits scaled back using a “best-after-tax” approach
Post-employment Covenants	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 36 months and non-disclosure of confidential information indefinitely	• Non-compete, non-solicit of customers, non-solicit of employees, and non-interference for 24 months and non-disclosure of confidential information indefinitely

Governance Policies and Practices

Clawback Policy

Valvoline has adopted a clawback policy for executive officers, including the Named Executive Officers. This policy further strengthens the risk mitigation of our incentive programs by defining the economic consequences that misconduct has on the executive officers’ incentive-based compensation. In the event of a financial restatement due to fraudulent activity or intentional misconduct as determined by the Board, the culpable executive officer is required to reimburse Valvoline for incentive-related compensation paid to him or her. In addition, the Board has the discretion to determine whether an executive will be required to repay incentive-related compensation, whether or not such officer was involved in the fraudulent activity or misconduct. Valvoline has a period of three years after the payment or award is made to seek reimbursement.

Stock Ownership Guidelines

Valvoline maintains stock ownership guidelines that align the interests of Valvoline’s executive officers, including each NEO, and non-employee directors with those of its shareholders, by requiring each of the executive officers and non-employee directors to maintain a minimum ownership stake in the Company. Each Covered Individual (defined as non-employee members of the Board and all U.S. employees designated as Section 16 Officers and/or in positions at the Senior Vice President level and above under the guidelines) will have 5 years from the later of (i) the effective date of the guidelines or (ii) the date such individual is hired or promoted into a covered role before they

44	PROXY STATEMENT

will be required to meet the stock ownership requirements under the guidelines. In the event that a Covered Individual is promoted to a new role within the organization and, as a result of such promotion, is subject to a higher guideline, the impacted individual shall have an additional 3 years from the date of promotion to achieve the new ownership guidelines. Each active NEO had met his or her stock ownership guideline as of September 30, 2021.

Stock Ownership Guidelines

Role	Multiple of Salary or Annual Retainer

Chief Executive Officer	5x

Chief Financial Officer	3x

Other Executive Officers	2x

Non-Employee Directors	5x

Covered Individuals are required to retain 50% of the net after-tax share proceeds from any vesting or exercise activity to the extent they have not met their applicable stock ownership guideline. Once met, the ownership guideline will convert to a share equivalent in order to mitigate the impact of future share price fluctuations.

The following types of equity will count towards the ownership guidelines:

•	Unvested restricted stock and/or restricted stock units;

•	Shares awarded to or purchased by a Covered Individual pursuant to a Company employee benefit plan;

•

Shares owned by an immediate family member who shares the same household as the Covered Individual, including: child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law and also includes adoptive relationships;

•	Shares held in the dividend reinvestment plan;

•	Phantom shares (e.g., Deferral Plan Units); and

•	Shares of Valvoline Common Stock held by Covered Individuals.

Anti-Hedging / Anti-Pledging Policy

Valvoline’s insider trading policy prohibits any director, executive officer or employee, from purchasing any financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) that are designed to hedge or offset any decrease in the market value of equity securities of Valvoline: (i) granted to such person by Valvoline as part of the person’s compensation or (ii) held, directly or indirectly, by such person. Valvoline also prohibits all of its directors and officers from directly or indirectly pledging equity securities of Valvoline. Under the policy, the term “pledging” includes the intentional creation of any form of pledge, security interest, deposit, lien or other hypothecation, including the holding of shares in a margin account, that entitles a third party to foreclose against, or otherwise sell, any equity securities, whether with or without notice, consent, default or otherwise. The equity securities attributable to a director or officer for these purposes shall include equity securities attributable to the director or officer under applicable securities laws.

Annual Risk Assessment

Valvoline’s compensation program is designed to motivate and reward employees and executive officers for their performance during the fiscal year and over the long term, while taking appropriate business risks. In January 2021, the Compensation Committee asked Deloitte to conduct a risk assessment of Valvoline’s incentive compensation plans, including the Valvoline Incentive Plan, Long-Term Incentive Program (comprised of SARs, RSUs and PSUs), Sales Incentive Plans, and Retail Services Incentive Plans, that have the greatest concentration of participants and the largest potential impact on the Company. Based on its review of the independent compensation consultant’s risk assessment, a review of Valvoline’s internal controls and the risk mitigating components of Valvoline’s compensation programs, the Compensation Committee determined that Valvoline’s compensation programs do not encourage executives or other employees to take inappropriate risks that are reasonably likely to have a material adverse effect on Valvoline.

PROXY STATEMENT 45

Compensation Decisions for Fiscal 2022

Looking forward to fiscal 2022, the Compensation Committee did not make any material changes to the structure of our executive compensation program. The Compensation Committee believes that the current executive compensation program reflects our pay-for-performance philosophy, aligning executive pay with Company performance that will generate shareholder value creation. In making that determination, the Compensation Committee considered the most recent Say on Pay results announced at our 2021 Annual Meeting of Shareholders, noting that 97% of our shareholders voted in favor of the Say on Pay proposal, reflecting our shareholders’ strong endorsement of our executive compensation program.

Deductibility of Compensation

Valvoline considers the tax deductibility of compensation awarded to the Named Executive Officers and weighs the benefits of awarding compensation that may be non-deductible against the conditions required by the tax law to obtain tax deductibility. The Compensation Committee believes that in certain circumstances the benefits of awarding nondeductible compensation exceed the benefits of awarding deductible compensation that is subject to limitations imposed by the applicable tax laws.

Valvoline also considers various other tax rules governing compensation for our Named Executive Officers including (but not limited to) tax rules relating to fringe benefits, qualified and non-qualified deferred compensation, and compensation triggered by a change in control.

46	PROXY STATEMENT

Report of the Compensation Committee

The Compensation Committee has reviewed the Compensation Discussion and Analysis included in this Proxy Statement and discussed it with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Valvoline’s Proxy Statement for its 2022 Annual Meeting of Shareholders. This report is provided by the following independent directors who comprise the Compensation Committee:

COMPENSATION COMMITTEE

Mary J. Twinem, Chair

Gerald W. Evans, Jr.

Richard J. Freeland

Stephen F. Kirk

Carol H. Kruse

Stephen E. Macadam

Vada O. Manager

Charles M. Sonsteby

The Compensation Committee report does not constitute soliciting material and shall not be deemed to be filed or incorporated by reference into any other filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Valvoline specifically incorporates the Compensation Committee report by reference.

PROXY STATEMENT 47

Summary Compensation Table

A summary of each Named Executive Officer’s total compensation for each of the last three fiscal years is included in the following table and footnotes.

Name and Principal Position (a)	Year (b)	Salary(1) ($) (c)	Bonus ($) (d)	Stock Awards(2) ($) (e)	Option Awards(3) ($) (f)	Non-Equity Incentive Compen- sation(4) ($) (g)	Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) ($) (h)	All Other Compen- sation(6) ($) (i)	Total ($) (j)

Samuel J. Mitchell, Jr. Chief Executive Officer	2021	1,010,580	—	2,273,305	718,758	1,515,870	—	229,102	5,747,615
	2020	985,925	—	2,226,447	718,778	1,319,168	—	169,460	5,419,778
	2019	960,961	—	2,180,160	712,505	615,800	—	132,188	4,601,614

Mary E. Meixelsperger Chief Financial Officer	2021	586,140	—	612,837	193,764	659,409	—	124,162	2,176,312
	2020	571,840	—	600,331	193,778	573,842	—	90,509	2,030,300
	2019	557,360	—	573,871	187,546	267,876	—	78,684	1,665,337

Julie M. O’Daniel Senior Vice President, Chief Legal Officer and Corporate Secretary	2021	425,505	—	257,159	81,265	382,955	1,070	78,025	1,225,979
	2020	415,125	—	251,960	81,263	333,263	1,028	58,317	1,140,956
	2019	404,615	—	229,587	75,040	155,571	989	51,137	916,939

Craig A. Moughler Senior Vice President and Chief Supply Chain Officer	2021	388,275	—	198,047	62,515	320,687	—	54,087	1,023,611
	2020	386,000	—	193,974	62,502	272,595	49,685	46,653	1,011,409
	2019	376,233	—	172,243	56,280	146,712	366,410	50,910	1,168,788

Thomas A. Gerrald II Senior Vice President, Global Products—North America	2021	373,025	—	198,047	62,515	312,127	13,689	50,516	1,009,919

Anthony R. Puckett(7) Former Senior Vice President and President, Retail Services	2021	381,081	—	198,047	62,515	312,557	22,677	74,971	1,051,848
	2020	403,019	—	193,974	62,502	310,620	153,236	60,595	1,183,946
	2019	343,923	—	713,493	56,280	236,423	340,366	55,032	1,745,517

(1)

Amounts reported in column (c) for fiscal 2021 include: for Mr. Gerrald, a payment of $6,870 received in lieu of accrued, paid-time off and for Mr. Puckett a payment of $6,364 received at retirement for accrued, unused paid-time off.

(2)

The fiscal 2021 amounts in column (e) represent the aggregate grant date fair value of fiscal 2021-2023 PSUs and time-based RSUs computed in accordance with FASB ASC Topic 718. Refer to footnote (5) of the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair values of the fiscal 2021-2023 PSUs and time-based RSUs.

The grant date fair value for the fiscal 2021-2023 PSUs for the NEOs receiving such awards would be as follows if maximum performance was achieved for the three-year performance period: Mr. Mitchell—$3,788,942; Ms. Meixelsperger—$1,021,253; Ms. O’Daniel—$428,567; Mr. Moughler—$329,876; Mr. Gerrald—$329,876; and Mr. Puckett—$329,876.

(3)

Amounts reported in column (f) for fiscal 2021 represent the aggregate grant date fair value of SARs computed in accordance with FASB ASC Topic 718. Refer to footnote (5) of the Grants of Plan-Based Awards table for the assumptions made when calculating the grant date fair value of SARs.

(4)	The fiscal 2021 amounts in column (g) represent the amounts earned with respect to fiscal 2021 annual incentive awards.

(5)

Valvoline’s non-qualified deferred compensation arrangements do not provide above-market or preferential earnings; therefore, for fiscal 2021, the amounts in column (h) represent only the one-year change between September 30, 2020 and September 30, 2021 in the present value of accrued benefits under qualified and non-qualified defined benefit plans. These plans are more fully discussed in the narrative to the Pension Benefits table.

48	PROXY STATEMENT

(6)	Amounts reported in column (i) for fiscal 2021 are composed of the following items:

Executive	401(k) Plan Employer Contributions	Matching Charitable Contributions (a)	Non-Qualified Defined Contribution Employer Contributions (b)	Financial Planning	Total
S.J. Mitchell	$23,600	$24,999	$165,128	$15,375	$229,102
M.E. Meixelsperger	$23,486	$14,405	$ 70,896	$15,375	$124,162
J.M. O’Daniel	$23,253	$ 844	$ 38,553	$15,375	$ 78,025
C.A. Moughler	$22,802	$ 620	$ 30,665	$—	$ 54,087
T.A. Gerrald	$22,521	$ 77	$ 27,918	$—	$ 50,516
A.R. Puckett	$22,360	$ 1,340	$ 35,896	$15,375	$ 74,971

(a)

The amounts in this column represent matching charitable contributions made during fiscal 2021 by Valvoline on behalf of the Named Executive Officer through a program available to all salaried U.S.-based Valvoline employees.

(b)

The amounts in this column represent Valvoline contributions made during fiscal 2021 on behalf of the Named Executive Officer to the Valvoline Non-Qualified Defined Contribution Plan. This plan provides company contributions based on limitations on contributions to the Valvoline 401(k) Plan under the Internal Revenue Code.

(7)	Mr. Puckett retired from Valvoline on August 13, 2021.

PROXY STATEMENT 49

Grants of Plan-Based Awards for Fiscal 2021

The following table sets forth certain information regarding the annual and long-term (SARs, RSUs and PSUs) incentive awards granted during fiscal 2021 to each of the Named Executive Officers.

Name	Grant Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units(3) (#) (i)	All Other Option Awards: Number of Securities Underlying Options(4) (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(5) ($)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)		(j)	(k)	(l)

S.J. Mitchell		505,290	1,010,580	1,515,870
	11/12/20				13,029	69,490	173,725				1,515,577
	11/12/20							35,080			757,728
	11/12/20								149,120	21.60	718,758

M.E. Meixelsperger		219,803	439,605	659,408
	11/12/20				3,512	18,730	46,825				408,501
	11/12/20							9,460			204,336
	11/12/20								40,200	21.60	193,764

J.M. O’Daniel		127,652	255,303	382,954
	11/12/20				1,474	7,860	19,650				171,427
	11/12/20							3,970			85,752
	11/12/20								16,860	21.60	81,265

C.A. Moughler		116,722	233,445	330,513
	11/12/20				1,134	6,050	15,125				131,951
	11/12/20							3,060			66,096
	11/12/20								12,970	21.60	62,515

T.A. Gerrald		110,293	220,587	312,125
	11/12/20				1,134	6,050	15,125				131,951
	11/12/20							3,060			66,096
	11/12/20								12,970	21.60	62,515

A.R. Puckett		114,692	229,383	323,062
	11/12/20				1,134	6,050	15,125				131,951
	11/12/20							3,060			66,096
	11/12/20								12,970	21.60	62,515

(1)

The dollar amounts in these columns represent the potential annual incentive payouts for fiscal 2021. The actual dollar amounts earned for fiscal 2021 were paid in December 2021 and are included in column (g) of the Summary Compensation Table.

(2)

The amounts in these columns represent the potential payments for the fiscal 2021-2023 PSU performance period. The amounts in column (f) represent the minimum payout assuming the application of a negative 25% TSR modifier to threshold performance. The amounts in column (h) represent the maximum payout assuming the application of a positive 25% TSR modifier to maximum performance.

(3)	The RSUs granted to each of the NEOs on November 12, 2020, vest one-third on each of the first three anniversaries following the grant date.

(4)	The amounts in column (j) represent the number of shares of Valvoline Common Stock that may be issued to the NEOs upon exercise of SARs.

(5)

The dollar amounts in column (l) are calculated in accordance with FASB ASC Topic 718 and assume (i) payment of PSUs at target using a Monte Carlo simulation valuation model to reflect the impact of the TSR modifier, incorporating the following assumptions: (a) range of risk-free interest rates between 0.13% to 0.23% based on the U.S. Treasury yield curve in effect on the date of grant date; (b) expected dividend yield of 2.3%; (c) expected volatility of 42%, based on the actual volatility of the daily closing price of Valvoline common stock for the three-year period prior to the grant date; (d) expected term of 3.0 years, and (d) an initial TSR of 8.5%, based on the actual TSR performance for Valvoline for the three-year period prior to the grant date; (ii) valuation of all SARs using the Black-Scholes valuation model, incorporating the following assumptions: (a) risk-free interest rate of 0.51% based on the U.S. Treasury yield curve in effect on the grant date for the expected term of the award; (b) expected dividend yield of 2.31%; (c) expected volatility of 30.96% based on the average of comparable companies’ historical daily equity volatilities with look-back periods commensurate with the expected term; and (d) expected term of 5.88 years; and (iii) the grant date fair value of RSUs, using the closing price of Valvoline Common Stock of $21.60 on November 12, 2020.

50	PROXY STATEMENT

Outstanding Equity Awards at Fiscal 2021 Year-End

The following table sets forth certain information regarding SARs, PSUs and RSUs held by each of the Named Executive Officers as of September 30, 2021.

		Option Awards					Stock Awards
Name (a)	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (1) (#) (b)	Number of Securities Underlying Unexercised Options Unexercisable (1) (#) (c)	Equity Incentive Plan Awards Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Vested (2) (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested (3) ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (4) (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (3) ($) (j)
S.J. Mitchell	11/12/20	—	149,120		21.60	11/12/2030
	11/14/19	69,920	69,920		23.01	11/14/2029
	11/19/18	99,697	33,233		20.37	11/19/2028
	11/13/17	128,150	—		23.08	11/13/2027
	11/16/16	101,958	—		20.29	12/16/2026
	11/18/15	46,002	—		20.80	12/18/2025
	11/12/14	31,744	—		20.99	12/12/2024
	11/13/13	33,358	—		16.67	12/13/2023
	11/14/12	61,874	—		13.08	12/14/2022
							169,887	5,297,077	133,810	4,172,196
M.E. Meixelsperger	11/12/20	—	40,200		21.60	11/12/2030
	11/14/19	18,850	18,850		23.01	11/14/2029
	11/19/18	26,242	8,748		20.37	11/19/2028
	11/13/17	33,730	—		23.08	11/13/2027
	11/16/16	54,611	—		20.29	12/16/2026
							45,098	1,406,156	36,070	1,124,663
J.M. O’Daniel	11/12/20	—	16,860		21.60	11/12/2030
	11/14/19	7,905	7,905		23.01	11/14/2029
	11/19/18	—	3,500		20.37	11/19/2028
	11/13/17	13,490	—		23.08	11/13/2027
							18,349	572,122	15,140	472,065
C.A. Moughler	11/12/20	—	12,970		21.60	11/12/2030
	11/14/19	6,080	6,080		23.01	11/14/2029
	11/19/18	7,875	2,625		20.37	11/19/2028
	11/13/17	10,120	—		23.08	11/13/2027
	11/16/16	12,912	—		20.29	12/16/2026
	11/18/15	9,684	—		20.80	12/18/2025
	11/12/14	7,801	—		20.99	12/12/2024
	11/13/13	8,070	—		16.67	12/13/2023
							13,902	433,464	11,650	363,247
T. A. Gerrald	11/12/20	—	12,970		21.60	11/12/2030
	11/14/19	6,080	6,080		23.01	11/14/2029
	11/19/18	7,875	2,625		20.37	11/19/2028
	11/13/17	10,120	—		23.08	11/13/2027
	11/16/16	11,298	—		20.29	12/16/2026
	11/18/15	4,842	—		20.80	12/18/2025
	11/12/14	1,953	—		20.99	12/12/2024
							13,902	433,464	11,650	363,247
A.R. Puckett							8,257	257,453	5,236	163,258

(1)	The numbers in columns (b) and (c) relate to SARs, 50% of which vest on the first anniversary of the grant date and 25% of which vest on each of the second and third anniversaries of the grant date.

PROXY STATEMENT 51

(2)

The numbers in column (g) represent unvested RSUs and earned PSUs. RSUs vest in equal installments on each of the first three anniversaries of the grant date, unless otherwise noted, and any earned PSUs vest on the last day of the applicable performance period, subject to the Named Executive Officer’s continued employment on such dates. Specifically, for:

(i)

Mr. Mitchell, the amounts in column (g) include: 98,969 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; 12,661 RSUs granted on November 19, 2018; 22,527 RSUs granted on November 14, 2019; and 35,730 RSUs granted on November 12, 2020;

(ii)

Ms. Meixelsperger, the amounts in column (g) include: 26,054 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; 3,332 RSUs granted on November 19, 2018; 6,077 RSUs granted on November 14, 2019; and 9,635 RSUs granted on November 12, 2020;

(iii)

Ms. O’Daniel, the amounts in column (g) include: 10,419 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; 1,336 RSUs granted on November 19, 2018; 2,550 RSUs granted on November 14, 2019; and 4,044 RSUs granted on November 12, 2020;

(iv)

Mr. Moughler, the amounts in column (g) include: 7,818 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; 1,001 RSUs granted on November 19, 2018; 1,966 RSUs granted on November 14, 2019; and 3,117 RSUs granted on November 12, 2020; and

(v)

Mr. Gerrald, the amounts in column (g) include: 7,818 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; 1,001 RSUs granted on November 19, 2018; 1,966 RSUs granted on November 14, 2019; and 3,117 RSUs granted on November 12, 2020; and

(vi)

Mr. Puckett, the amounts in column (g) include: 7,477 earned PSUs granted on November 19, 2018 for the fiscal 2019-2021 performance period; and 780 RSUs granted on November 12, 2020, each reflecting pro-rated amounts from the grant date to August 13, 2021, the date of Mr. Puckett’s retirement.

(3)

The dollar amounts in columns (h) and (j) correspond to the units identified in columns (g) and (i), respectively. The dollar value is computed by converting the units to shares of Valvoline Common Stock on a one-for-one basis. The number of shares is then multiplied by $31.18, the closing price of Valvoline Common Stock on September 30, 2021.

(4)

The numbers in column (i) represent the PSUs granted on November 14, 2019 for the fiscal 2020-2022 performance period and on November 12, 2020 for the fiscal 2021-2023 performance period assuming target performance goals for each performance period are achieved. Specifically, for:

(i)	Mr. Mitchell, the amounts in column (i) include: 64,320 PSUs granted for the fiscal 2020-2022 performance period and 69,490 PSUs granted for the fiscal 2021-2023 performance period;

(ii)	Ms. Meixelsperger, the amounts in column (i) include: 17,340 PSUs granted for the fiscal 2020-2022 performance period and 18,730 PSUs granted for the fiscal 2021-2023 performance period;

(iii)	Ms. O’Daniel, the amounts in column (i) include: 7,280 PSUs granted for the fiscal 2020-2022 performance period and 7,860 PSUs granted for the fiscal 2021-2023 performance period;

(iv)	Mr. Moughler, the amounts in column (i) include: 5,600 PSUs granted for the fiscal 2020-2022 performance period and 6,050 PSUs granted for the fiscal 2021-2023 performance period;

(v)	Mr. Gerrald, the amounts in column (i) include: 5,600 PSUs granted for the fiscal 2020-2022 performance period and 6,050 PSUs granted for the fiscal 2021-2023 performance period; and

(vi)

Mr. Puckett, the amounts in column (i) include: 3,488 PSUs granted for the fiscal 2020-2022 performance period and 1,748 PSUs granted for the fiscal 2021-2023 performance period; each reflecting pro-rated amounts from the first day of the performance period to August 13, 2021, the date of Mr. Puckett’s retirement.

52	PROXY STATEMENT

Option Exercises and Stock Vested for Fiscal 2021

The following table sets forth certain information regarding the value realized by each Named Executive Officer during fiscal 2021 upon the exercise of SARs and the vesting of PSUs and RSUs.

Name (a)	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise(1)	Number of Shares Acquired on Vesting	Value Realized on Vesting(2)
	(#)	($)	(#)	($)
	(b)	(c)	(d)	(e)

S.J. Mitchell	52,189	1,158,074	63,619	1,397,091

M.E. Meixelsperger	—	—	16,821	369,421

J.M. O’Daniel	44,933	436,260	6,791	149,165

C.A. Moughler	—	—	5,121	112,493

T.A. Gerrald	—	—	5,121	112,493

A.R. Puckett	64,174	390,606	5,121	112,493

(1)

The value realized on exercise is calculated by multiplying the number of SARs exercised by the difference between the exercise price of the SAR and the market price of Valvoline Common Stock on the date of exercise.

(2)	The value realized on vesting is calculated by multiplying the number of shares vested by the market value of the shares on the relevant vesting date.

PROXY STATEMENT 53

Pension Benefits for Fiscal 2021

The following table shows the actuarial present value of the Named Executive Officers’ (other than Ms. Meixelsperger) accumulated benefits under each of Valvoline’s qualified and non-qualified pension plans, calculated as of September 30, 2021. Ms. Meixelsperger is not eligible to participate in the qualified and non-qualified pension plans.

Name (a)	Plan Name(1) (b)	Number of Years Credited Service(2) (#) (c)	Present Value of Accumulated Benefit ($) (d)	Payments During Last Fiscal Year ($) (e)

S.J. Mitchell	Ashland Hercules Pension Plan	18 years 5 months	274,780

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	18 years 5 months	101,528

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	19 years 5 months	4,136,554

J.M. O’Daniel	Ashland Hercules Pension Plan	8 years 2 months	27,809

C.A. Moughler	Ashland Hercules Pension Plan	27 years 6 months	1,756,319

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	27 years 6 months	77,220

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	872,047

T.A. Gerrald	Ashland Hercules Pension Plan	27 years 9 months	1,114,836

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	5 years 9 months	172,229

A.R. Puckett	Ashland Hercules Pension Plan	29 years	1,518,037

	Ashland Inc. Nonqualified Excess Benefit Pension Plan	29 years	95,752

	Ashland Inc. Supplemental Early Retirement Plan for Certain Employees	20 years	815,107

(1)

The Ashland Hercules Pension Plan (the “Pension Plan”) is a tax-qualified plan under Section 401(a) of the Code. The Ashland Inc. Nonqualified Excess Benefit Pension Plan (the “Excess Plan”) is a non-qualified plan that is coordinated with the tax-qualified plan. The Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (the “SERP”) is a non-qualified plan. The material terms of each of these plans are described in the narrative below.

(2)

The maximum number of years of credited service under the SERP is 20 years. The number of years of service for the SERP is measured from the date of hire. The number of years of service under the Pension Plan and the Excess Plan is measured from the date the NEO began participating in the Pension Plan.

Assumptions

The present values of the accumulated benefits were calculated as of September 30, 2021, based on the earliest age a participant could receive an unreduced benefit under the qualified Pension Plan and the Excess Plan because his or her qualified Pension Plan benefits are calculated under the cash balance pension formula.

54	PROXY STATEMENT

The SERP provides an umbrella (or gross) benefit that is subject to certain reductions. The amount in the Pension Benefits table for the SERP benefit for applicable Named Executive Officers is the net benefit under the SERP, after applicable reductions. The reductions referred to in this paragraph are described in the “Ashland Inc. Supplemental Early Retirement Plan for Certain Employees (SERP)” section below.

Under the SERP, the earliest age a Named Executive Officer could receive an unreduced benefit is the earlier of age 55 or when the sum of the NEO’s age and service equals at least 80, provided that the NEO has at least 20 years of service under the SERP.

The following table sets forth for fiscal 2021 the valuation method and all material assumptions applied in quantifying the present value of the accumulated benefits described in the Pension Benefits table.

	Pension Plan	Excess Plan	SERP

Discount rate and mortality assumptions (no pre-retirement mortality is assumed)	2.75%; PRI-2012 Generational Mortality Tables, projected generationally with the MSS2021 scale (to follow the 2021 Trustees Report of the Social Security Administration Intermediate Alternative)	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.47%	2.52%; PRI-2012 Generational Mortality Tables projected generationally with the MSS2021 scale (to follow the 2021 Trustees Report of the Social Security Administration Intermediate Alternative)

Present value of Pension Plan and Excess Plan benefits for SERP determination (no pre-retirement mortality is assumed)	8.00%; GATT mortality at SERP retirement age, discounted from SERP retirement age back to current age using ASC715 disclosure rate of 2.52%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.52%	8.00%; PPA Mortality at retirement age, discounted from retirement age back to current age using ASC715 disclosure rate of 2.52%

Post-Employment Obligations Following Separation

In conjunction with the separation of Valvoline from Ashland, sponsorship of several qualified and non-qualified plans previously sponsored by Ashland were transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under these plans were frozen with regard to future accruals. The Ashland Hercules Pension Plan, the Ashland Inc. Nonqualified Excess Benefit Pension Plan, and the Ashland Inc. Supplemental Early Retirement Plan for Certain Employees are discussed below based on the fact that each of the Named Executive Officers, other than Ms. Meixelsperger, were participants in these plans during fiscal 2021.

Ashland Hercules Pension Plan (Pension Plan)

The Pension Plan is a tax-qualified defined benefit pension plan under Code Section 401(a). The Pension Plan provides retirement income for eligible participants. Beginning in January 2011, the Pension Plan was closed to new participants and to additional credits in the retirement growth account. Benefit accruals were frozen effective as of September 30, 2016.

The Pension Plan has two benefit formulas—a traditional formula, referred to as the annuity benefit, and a cash balance formula, referred to as the retirement growth account. The traditional formula produces an annuity benefit at retirement based on a percentage of final average compensation multiplied by years of plan service (see the description in the “—Traditional Benefit/Annuity Formula” section below). The cash balance formula produces a hypothetical account balance based on the sum of contribution credits and interest on those contribution credits (see the description in the “—Retirement Growth Account Benefit/Cash Balance Formula” section below). In general, participants who were actively employed by Ashland on June 30, 2003, with at least 10 years of service remained in the annuity benefit formula. All other participants moved to the retirement growth account formula. The formula under which a participant’s benefit is computed is a matter of plan design and not participant election.

PROXY STATEMENT 55

The Pension Plan operated in conjunction with the Ashland Inc. Leveraged Employee Stock Ownership Plan (the “LESOP”) for eligible participants. The LESOP transferred to Valvoline upon separation from Ashland. Effective May 1, 2017, Valvoline merged the LESOP into the Valvoline Inc. 401(k) Plan. Provisions for coordination with the Pension Plan remained unchanged.

Traditional Benefit/Annuity Formula

Under this formula, for certain highly compensated employees, compensation only includes base compensation, up to the maximum amount allowed under Code Section 401(a)(17). For all other participants, compensation includes base compensation and bonus amounts. This applies to both the annuity formula and the cash balance formula.

The final average compensation formula is the average for a 48-consecutive month period producing the highest average for the last 120 months of credited service. For participants who were employees of Hercules prior to the acquisition of Hercules, the final average compensation is the average for the 60-consecutive month period producing the highest average for the last 120 months of credited service.

The annual annuity benefit formula is:

(1.08% x final average compensation up to $10,700) + (1.5% x final average compensation exceeding $10,700)

×

(years of credited service, which means years as a participant in the plan up to a maximum of 35 years)

For participants who were employees of Hercules prior to the acquisition, the annual annuity benefit formula is:

(1.2% x final average compensation up to $53,400) + (1.6% x final average compensation exceeding $53,400)

×

(years of credited service)

The normal form of benefit payment under the annuity benefit is a single life annuity. However, as required by federal law, the normal form of benefit for a married participant is a joint and survivor annuity, unless the spouse consents to a different benefit distribution. A participant may also elect a non-spousal joint and survivor annuity or a 10-year term certain annuity. All payment forms are actuarially equivalent.

The normal retirement age is 65, but an unreduced benefit is paid for retirement at age 62. A participant may retire early once the participant is either at least age 55 or when the sum of the participant’s age and service equals at least 80.

Retirement Growth Account Benefit/Cash Balance Formula

Under this formula, contribution credits are accumulated in a notional account. Interest credits are allocated to each participant’s account monthly. The interest rate is from a minimum of 4.0% to a maximum of 7.0% and is set at the beginning of each plan year. The interest rate for fiscal 2021 was 4.0%.

The accrued benefit under this formula is the balance in the retirement growth account. The benefit is payable in the same forms that apply to the annuity benefit formula or may be paid as a single lump sum.

The normal retirement age under the retirement growth account formula is also age 65. The earliest that a participant can receive an unreduced benefit is at age 55 with at least five years of service.

Non-Qualified Excess Defined Benefit Pension Plan (“Excess Plan”)

The Excess Plan is an unfunded, non-qualified pension plan providing a benefit payable, based on the applicable Named Executive Officer’s pension plan eligibility, equal to the difference between the benefit under the Pension Plan in the absence of the Code limits (the gross benefit) and the actual benefit that would be payable under the Pension Plan.

56	PROXY STATEMENT

The Excess Plan covers employees (i) who are eligible for the Pension Plan and whose benefit under the Pension Plan were limited because of either Code Section 401(a)(17) or Section 415(b) and (ii) who are not terminated for cause as defined in the Excess Plan. For purposes of computing the Excess Plan benefits, a participant’s compensation is defined the same as it is for the Pension Plan. However, the limits on the compensation under the Pension Plan that are imposed by the Code do not apply under the Excess Plan.

The benefit under the Excess Plan is payable in a lump sum and may be transferred to the Valvoline Inc. 2016 Deferred Compensation Plan for Employees. A benefit payable to certain highly compensated participants cannot be paid for six months following separation from service. Messrs. Mitchell, Puckett and Moughler participate in the Excess Plan. The Excess Plan was frozen effective September 30, 2016, in conjunction with the freezing of the Pension Plan.

Supplemental Early Retirement Plan for Certain Employees (“SERP”)

The SERP is an unfunded, non-qualified plan allowing designated employees to retire prior to their sixty-fifth birthday without an immediate substantial loss of income. The SERP is a supplemental retirement arrangement for a select group of management participating in the SERP as of December 31, 2010. Beginning January 1, 2011, the eligibility for this program was restricted to employees with a traditional Pension Plan benefit who were subsequently promoted into an executive level position, on or after January 1, 2011. On November 18, 2015, the SERP was closed to all new participants.

In conjunction with the separation of Valvoline from Ashland, sponsorship of the SERP was transferred to Valvoline as of September 1, 2016. As of September 30, 2016, benefits under the SERP were frozen with regard to future accruals. The final average compensation used in determining the value of a participant’s benefit was fixed as of this date. Final average bonus as defined under the SERP will include fiscal 2016 annual incentive payments made in December 2016.

The SERP benefit formula covering the applicable Named Executive Officers and certain other designated executive level participants provides a benefit of 25% of final average compensation multiplied by the participant’s years of service up to 20 years. For this purpose, the final average compensation formula for participants as of December 30, 2010, is total compensation (base plus incentive compensation) for the 36 months out of the 84 months before retirement that produces the highest average. For Participants who became eligible on or after January 1, 2011, final average compensation is total compensation for the 60 months out of the 120 months before retirement that produces the highest average.

The applicable Named Executive Officers may retire on the earlier of age 55 with three years of service or when the sum of the executive’s age and service equals at least 80. The benefit produced by the above described formula is subject to proportionate reduction for each year of service credited to the participant that is less than 20 years of service. Additionally, the benefit is reduced by the sum of the following:

•	the participant’s qualified Pension Plan benefit (assuming the LESOP offset account is transferred to the Pension Plan); and

•	the participant’s Excess Plan benefit.

SERP benefits become vested upon attaining three years of service. Messrs. Mitchell, Moughler, Gerrald and Puckett are vested in the SERP. Mses. Meixelsperger and O’Daniel are not eligible to participate in the SERP.

The SERP benefit is payable in a lump sum and may be transferred to the Employee Deferral Plan, as defined below. Distributions to the Named Executive Officers and certain other highly compensated participants are subject to a six-month delay after separation from service.

PROXY STATEMENT 57

Non-Qualified Deferred Compensation for Fiscal 2021

The following table sets forth certain information for each of the Valvoline Named Executive Officers regarding non-qualified deferred compensation for fiscal 2021.

Name (a)	Executive Contributions in Last FY ($) (b)	Registrant Contributions in Last FY(1) ($) (c)	Aggregate Earnings in Last FY(2) ($) (d)	Aggregate Withdrawals/ Distributions in Last FY ($) (e)	Aggregate Balance at September 30, 2021 ($) (f)

S.J. Mitchell	—	146,701	3,744,717	—	12,528,202

M.E. Meixelsperger	—	61,281	29,239	—	239,387

J.M. O’Daniel	—	33,061	7,094	—	117,950

C.A. Moughler	—	26,506	244,781	—	1,141,206

T.A. Gerrald	—	24,132	805	—	57,364

A.R. Puckett	—	31,028	435,397	17,650	1,716,025

(1)

The values in column (c) relate to a contribution equivalent to the company match and supplemental company contributions on annual incentive compensation and base pay in excess of limits established under Code Section 401(a)(17) and not permitted in the qualified 401(k) plan. This amount is reported in column (i) of the Summary Compensation Table (inclusive of taxes).

(2)

Aggregate earnings are composed of interest, dividends, capital gains and appreciation/depreciation of investments. These earnings are not included in the Summary Compensation Table in this Proxy Statement.

Non-Qualified Defined Contribution Plan (“NQDC Plan”)

The NQDC Plan is an unfunded, non-qualified defined contribution plan that provides a contribution equivalent to Valvoline’s match and supplemental company contributions on annual incentive compensation paid and eligible earnings in excess of limits established under Code Section 401(a)(17) not permitted in the qualified 401(k) plan. Participants elect how to invest their account balances from among a diverse set of hypothetical mutual fund offerings and a hypothetical Valvoline Common Stock fund available in the Employee Deferral Plan, as described below. The benefit payable under the NQDC Plan will be made in installments or as a lump sum based on a participant’s distribution election. Named Executive Officers and certain other highly compensated participants are subject to a six-month delay on distributions on account of their separation from service.

Employee Deferral Plan

In September 2016, our Board approved the Valvoline Inc. 2016 Deferred Compensation Plan for Employees (the “Employee Deferral Plan”), which is described below.

The Employee Deferral Plan is an unfunded, non-qualified deferred compensation plan for a select group of highly compensated employees. Participants may elect to have up to 50% of their base salary and up to 75% of their incentive compensation contributed to the Employee Deferral Plan. Elections to defer compensation generally must be made in the calendar year prior to the calendar year in which the compensation is earned.

Participants elect how to invest their account balances from among a diverse set of hypothetical mutual fund offerings and a hypothetical Valvoline Common Stock fund. No guaranteed interest or earnings are available and there are no above market rates of return on investments in the Employee Deferral Plan. New investments in the Valvoline Common Stock fund must remain so invested and must be distributed as Valvoline Common Stock. In all other events, participants may freely elect to change their investments. Withdrawals are allowed for an unforeseeable emergency (lump sum payment sufficient to meet the emergency), disability (lump sum payment), upon separation from employment (payable as a lump sum or installments per the participant’s election) and at a specified time (paid as a lump sum).

58	PROXY STATEMENT

Potential Payments Upon Termination or Change in Control for Fiscal 2021 Table

The following table summarizes the estimated amounts payable to each Named Executive Officer in the event of a termination from employment or change in control of Valvoline as of September 30, 2021. A narrative description follows the table. Different termination events are identified in columns (b)-(g). Column (a) enumerates the types of potential payments for each Named Executive Officer. As applicable, each payment or benefit is estimated across the table under the appropriate column or columns.

These estimates are based on the assumption that the various triggering events occur on September 30, 2021, the last day of fiscal 2021. The equity incentive-based components are based on the closing price of Valvoline Common Stock as of September 30, 2021 ($31.18). Other material assumptions used in calculating the estimated compensation and benefits under each triggering event are noted below. The actual amounts that would be paid to a Named Executive Officer upon certain terminations of employment or upon a change in control can only be determined at the time an actual triggering event occurs.

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(4) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (5) ($) (d)	Retirement(6) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
S.J. Mitchell
Cash Severance	2,149,410					6,241,650
Accelerated SARs		438,203		438,203		2,359,065
RSUs		341,728		341,728		2,211,216
PSUs(1)		2,059,231		2,059,231	2,059,231	6,177,693
Incentive Compensation(2)	1,515,870	1,515,870		1,515,870	1,515,870	1,023,060
Welfare Benefit	32,942					53,531
Outplacement	25,000					142,500
Financial Planning(3)	30,750	30,750		30,750		30,750
Total	$3,753,972	$4,385,782		$4,385,782	$3,575,101	$18,239,466
M.E. Meixelsperger
Cash Severance	902,049					2,088,809
Accelerated SARs		118,131				633,686
RSUs		92,154				593,797
PSUs(1)		555,108			555,108	1,665,324
Incentive Compensation(2)	659,409	659,409			659,409	445,035
Welfare Benefit	21,864					29,152
Outplacement	25,000					25,000
Financial Planning(3)	30,750	30,750				30,750
Total	$1,639,072	$1,455,552			$1,214,517	$5,511,553

PROXY STATEMENT 59

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability(4) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (5) ($) (d)	Retirement(6) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
J.M. O’Daniel
Cash Severance	665,193					1,397,485
Accelerated SARs		49,545				263,938
RSUs		38,673				247,218
PSUs(1)		233,019			233,019	699,056
Incentive Compensation(2)	382,955	382,955			382,955	258,456
Welfare Benefit	16,032					21,376
Outplacement	25,000					25,000
Financial Planning(3)	30,750	30,750				30,750
Total	$1,119,930	$734,942		$—	$615,974	$2,943,278
C.A. Moughler
Cash Severance	618,911					1,287,130
Accelerated SARs		38,114		38,114		202,302
RSUs		29,809		29,809		189,701
PSUs(1)		179,285		179,285	179,285	537,855
Incentive Compensation(2)	330,514	330,514		330,514	330,514	235,842
Welfare Benefit	17,677					23,569
Outplacement	25,000					25,000
Financial Planning(3)	30,750	30,750		30,750		30,750
Total	$1,022,852	$608,471		$608,471	$509,799	$2,532,150
T.A. Gerrald
Cash Severance	591,849					1,229,502
Accelerated SARs		38,114		38,114		202,302
RSUs		29,809		29,809		189,701
PSUs(1)		179,285		179,285	179,285	537,855
Incentive Compensation(2)	312,127	312,127		312,127	312,127	225,054
Welfare Benefit	30,940					41,254
Outplacement	25,000					25,000
Financial Planning(3)	30,750	30,750		30,750		30,750
Total	$990,666	$590,084		$590,084	$491,412	$2,481,418

60	PROXY STATEMENT

Name/Kinds of Payments (a)	Termination prior to a Change in Control of Company without Cause ($) (b)	Disability (4) ($) (c)	Voluntary Resignation or Involuntary Termination for Cause (5) ($) (d)	Retirement (6) ($) (e)	Change in Control without Termination ($) (f)	Termination after Change in Control of Company without Cause or by Executive for Good Reason ($) (g)
A.R. Puckett
Cash Severance
Accelerated SARs				29,539
RSUs				23,952
PSUs(1)				551,017
Incentive Compensation(2)				323,063
Welfare Benefit
Outplacement
Financial Planning(3)				30,750
Total	$—	$—		$958,320	$—	$—

(1)	The PSU amounts identified in all of the columns except for column (g) are based on:

If one of the events represented by columns (c), (e) or (f) occurred, the pro-rata payments would be based on actual results, rather than target. Pursuant to the terms of the award agreements, if the change in control occurs during the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control (column (f)) and the remaining PSUs will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without “cause,” and not as a result of the participant’s disability or death, during the two-year period beginning on the date of the change in control (column (g)). If the change in control occurs after the first twelve (12) months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the performance goals through the date of the change in control and the remaining PSUs will be converted to time-based, stock-settled RSUs, and will continue to vest, subject to the participant’s continued employment through the vesting date; provided that any such outstanding unvested RSUs will immediately vest upon the termination of the participant’s employment without cause, and not as a result of the Participant’s disability or death, during the two-year period beginning on the date of the change in control.

The PSU amounts identified in column (g) are based on the full value of (i) the outstanding fiscal 2021-2023 PSUs at target and (ii) the outstanding fiscal 2020-2022 PSUs based on the forecast actual achievement (200.0%), each valued based on the closing price of Valvoline Common Stock of $31.18 as of September 30, 2021.

(2)

The amounts identified in the Incentive Compensation row of columns (b), (c) and (e) represent a payment of the fiscal 2021 annual incentive compensation based on actual results for the entire performance period. Details of the actual results can be found in the “Compensation Decisions for Fiscal 2021—Annual Incentive” section of the CD&A within this Proxy Statement. Upon a change in control, the performance period relating to any incentive award will be accelerated and payment will be made based upon achievement of the performance goals up to the date of the change in control. The amounts identified in the Incentive Compensation row of column (f) reflect this payment, based on actual results for the fiscal year.

(3)

Pursuant to an agreement between Valvoline and a financial planning services firm, each Named Executive Officer is eligible to receive two years of financial planning upon a termination without cause, disability, retirement, or following a change in control,

(4)

For purposes of column (c), it is assumed that the NEO incurred a disabling event and termination on September 30, 2021. Subject to coordination with other income received while disabled, the Long-Term Disability Plan (“LTD Plan”) provides a benefit equal to 60% of base compensation. The compensation covered by the LTD Plan is limited in 2021 to $12,000 per month. If the NEO died, his or her beneficiaries would receive the same accelerated vesting of the PSUs as the NEO would in the event of disability.

(5)	Valvoline does not maintain any plans or arrangements that would provide additional or enhanced benefits to the NEOs as a result of a voluntary termination or involuntary termination for cause.

(6)

The values in this column represent benefits under the Valvoline Incentive Plan and the 2016 Incentive Plan due upon a Qualifying Termination, defined as having reached age fifty-five (55) with ten years of continuous service at the time the NEO’s employment with the Company terminates. As of September 30, 2021, only Messrs. Mitchell, Moughler and Gerrald met these requirements.

PROXY STATEMENT 61

Mr. Puckett’s retirement on August 13, 2021 constituted a Qualifying Termination, entitling him to receive the benefits under the Valvoline Incentive Plan and the 2016 Incentive Plan as set forth in this column. For Mr. Puckett, the equity incentive-based components are based on the closing price of Valvoline Common Stock as of August 13, 2021 ($30.70).

Severance Pay Plan

The Named Executive Officers are covered by the Valvoline Severance Pay Plan, which provides benefits in the event of a covered termination from employment in the absence of a change in control. A termination for which benefits under the plan will be considered include those directly resulting from the permanent closing of a facility, job discontinuance, termination by a participant for Good Reason (as defined in the plan), or other termination at Valvoline’s initiative for which Valvoline elects to provide benefits. Certain terminations are excluded from coverage by the Severance Pay Plan (for example, refusal to sign a severance agreement and release; discharge for less than effective performance, absenteeism or misconduct; or voluntary resignation). In order for any executive to receive benefits and compensation payable under the Severance Pay Plan, the executive must agree to a general release of liability which relates to the period of employment and the termination.

The benefit payable under the Severance Pay Plan to the Named Executive Officers is 78 weeks of base pay, except for Mr. Mitchell, whose benefit is 104 weeks of base pay. Payments will be made in bi-weekly increments over the severance period in accordance with the Company’s regular payroll. Any executive who receives benefits under the plan is also entitled to continued coverage under the Company’s group health plans via company-paid COBRA during the severance period.

Executive Change in Control Agreements

Mr. Mitchell has a change in control agreement, effective May 15, 2017. If, within two years after a Change in Control (as defined in the agreement), Mr. Mitchell’s employment is terminated as a result of a Qualifying Termination (as defined in the agreement) he would be entitled to the following payments and benefits:

•

payment of three times the sum of his highest annual base compensation and highest target percentage annual incentive compensation in respect of the prior three fiscal years preceding the fiscal year in which the termination occurs in a lump sum paid in the seventh month following termination;

•	continued participation in Valvoline’s medical, dental and group life plans through December 31 of the third calendar year following the calendar year in which he was terminated;

•	full payment at target in cash of any outstanding PSUs as of his termination (less any amounts already paid with regard to the PSUs because of the change in control);

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which he terminates at target level;

•	outplacement services and financial planning services for one year after termination;

•	payment of all unused, earned and accrued paid-time off in a lump sum in the seventh month following termination; and

•	vesting of all outstanding restricted shares, RSUs, SARs and stock options.

As a condition to receiving the benefits and compensation payable under the agreement, Mr. Mitchell has agreed for a period of 36 months following a Qualifying Termination, absent prior written consent of Valvoline’s Chief Legal Officer, to refrain from engaging in competitive activity against Valvoline; and to refrain from soliciting persons working for Valvoline, soliciting customers of Valvoline or otherwise interfering with Valvoline’s business relationships. Pursuant to the agreement, Mr. Mitchell has also agreed not to disclose confidential information. If Mr. Mitchell breaches the agreement, Valvoline has the right to recover benefits that have been paid to him. Finally, Mr. Mitchell may recover legal fees and expenses incurred as a result of Valvoline’s unsuccessful legal challenge to the agreement or Mr. Mitchell’s interpretation of the agreement.

Mr. Mitchell’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

62	PROXY STATEMENT

Each of the other Named Executive Officers entered into change in control agreements, effective May 15, 2017. In the event of a Qualifying Termination (as defined within the agreements) within two years following a Change in Control (as defined within the agreements), these benefits would include:

•	payment of two times the sum of the NEO’s annual base salary and target annual bonus;

•	continued participation in Valvoline’s group health plans during the 24-month period immediately following a Qualifying Termination;

•	payment in cash of all earned and unpaid incentive compensation and pro-rata payment of any incentive compensation for the fiscal year in which the NEO terminates at target level;

•	outplacement services for two years after termination;

•	payment of all unused, earned and accrued paid-time off; and

•	outstanding equity awards shall be treated in accordance with the terms of the 2016 Incentive Plan (as described below)

As a condition to receiving the benefits and compensation payable under the agreements, the NEOs have agreed for a period of 24 months following a Qualifying Termination to refrain from engaging in competitive activity against Valvoline, including but not limited to solicitation of Valvoline employees and customers and non-disclosure of confidential information. Each NEO’s change in control agreement excludes all excise tax “gross-up” provisions and instead provides for a “best-after-tax” cutback.

2016 Valvoline Inc. Incentive Plan Change in Control Provisions

Participants who have been granted long-term incentive awards (restricted stock, RSUs, PSUs and SARs) pursuant to the 2016 Incentive Plan, shall be entitled to accelerated vesting of such awards if a change in control occurs and the participant is terminated without cause (as defined in the 2016 Incentive Plan) during the protection period described below. With respect to PSUs, if a change in control occurs (i) during the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested at target as of the date of the change in control or (ii) after the first 12 months of the performance period, a pro-rata portion of the PSUs will become vested as of the date of the change in control based on the actual achievement of the performance goals through the date of the change in control and the remaining PSUs, after pro-rating the award, will be converted at target to time-based, stock-settled RSUs and continue to vest, subject to the participant’s continued employment through the vesting date. In the event the participant’s employment or service is terminated without cause within the two-year period immediately following the change in control, any portion of the restricted stock, RSUs, SARs and converted PSUs that are unvested as of the date of such termination will immediately vest and become free of all restrictions.

The potential payments and benefits referenced above are reflected in the “Potential Payments upon Termination or Change in Control for Fiscal 2021” section of this Proxy Statement.

PROXY STATEMENT 63

CEO Pay Ratio

Under rules adopted by the SEC under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), Valvoline discloses the ratio of the annual total compensation of our Chief Executive Officer (CEO) to the annual total compensation of our median employee. We identified our median employee utilizing data as of September 30, 2021 for individuals who were employed by us on September 30, 2021.

For purposes of identifying the Company’s median employee, we calculated total compensation for each employee, other than the CEO, by including eligible base salary, including overtime for hourly employees, paid in fiscal 2021 and target annual incentive compensation. The results of our finding are as follows:

Total Annual Compensation
Chief Executive Officer	$5,747,615
“Median Employee”	$ 31,200
CEO Pay Ratio(1)	184 to 1

(1)	Excluding retail hourly employees, the median employee’s total annual compensation is $63,265, resulting in a CEO Pay Ratio of 91 to 1.

The SEC’s rules for identifying the median compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, the pay ratio reported by other companies, including our compensation peer group, may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

64	PROXY STATEMENT

Compensation of Directors

Fiscal 2021 Director Compensation Program

The Compensation Committee is responsible for reviewing and making recommendations to the Board on the compensation of non-employee directors. To assist with this duty, the Compensation Committee has engaged Deloitte to perform periodic reviews of the Company’s non-employee director compensation program, including an analysis of market trends and benchmarking the Company’s non-employee director compensation program versus the Company’s peer group. In November 2020, the Compensation Committee reviewed the competitiveness of the Company’s non-employee director compensation program utilizing market data provided by Deloitte and, based on this review, recommended that no change be made to the Company’s director compensation program for fiscal 2021.

The following is a description of our director compensation program for non-employee directors for fiscal 2021. Mr. Mitchell, Valvoline’s Chief Executive Officer, does not receive additional compensation for his service on the Board.

Annual Retainer

Valvoline’s director compensation program for non-employee directors provides that each non-employee director receives an annual retainer of $100,000. In addition, the Chair of the Audit Committee receives an annual retainer of $20,000, and the Chairs of the Compensation and G&N Committees each receive an annual retainer of $15,000. The non-executive Chairman of the Board receives an additional annual retainer of $40,000 for such services. Cash payments are made to each director on a quarterly basis.

Each non-employee director has the opportunity to participate in the Valvoline Inc. 2016 Deferred Compensation Plan for Non-Employee Directors (the “Director Deferral Plan”). Under the Director Deferral Plan, non-employee directors may elect to defer all or a portion of each retainer into the Director Deferral Plan. Directors who make an election to defer part of any retainer may have the deferred amounts held as common stock units (share equivalents) in the hypothetical Valvoline Common Stock fund or invested in the other available investment options within the Director Deferral Plan. Payments from the Director Deferral Plan may commence upon a director’s separation from the Board. Directors may elect to receive the payout in the form of a single lump sum or in installments not to exceed 15 years. Distributions for deferrals will be made pursuant to each director’s election and valued at the time of the distribution.

Annual Equity Award

Under the Director Deferral Plan, each non-employee director is also eligible to receive an annual award of deferred stock units. The number of deferred stock units to be granted to each non-employee director shall be determined by dividing $110,000 (pro-rated as applicable for less than a full-year of service) by the grant date value of a share of Valvoline Common Stock. The deferred stock units vest one year after the date of grant or, if the director does not seek re-election as a director, upon the date of the annual shareholder meeting that precedes such one-year anniversary, in each case subject to the director’s continued service. Dividends are credited and reinvested in additional deferred stock units. The deferred stock units immediately vest upon a director’s separation from service on or after a change in control (as defined in the Director Deferral Plan) of Valvoline. Any vested deferred stock units will be paid in cash or shares of Valvoline Common Stock at the time specified in the director’s election, or if no election is made, within 60 days after the director’s separation from service. Each director has the option to have his or her annual deferred stock unit award distributed in shares of Valvoline Common Stock upon vesting.

Stock Ownership Guidelines for Directors

The Board considers Valvoline Common Stock ownership by directors to be of utmost importance. The Board believes that such ownership enhances the commitment of directors to Valvoline’s future and aligns their interests with those of Valvoline’s other shareholders. The Board has therefore established minimum stock ownership guidelines for non- employee directors which require each director to own Valvoline Common Stock having a value of at least five times his or her base annual cash retainer. Each current non-employee director of

PROXY STATEMENT 65

Valvoline has five years from the year elected to reach this ownership level. As of September 30, 2021, Ms. Twinem and Messrs. Freeland, Kirk, Macadam, Manager and Sonsteby had achieved ownership in excess of the minimum stock ownership guidelines for non-employee directors.

Director Compensation Table

The following table is a summary of compensation information for fiscal 2021 for Valvoline’s non-employee directors.

Name (a)	Fees Earned or Paid in Cash(1) ($) (b)	Stock Awards(2) ($) (c)	Total ($) (d)
Gerald W. Evans, Jr.	100,000	110,064	210,064
Richard J. Freeland	100,000	110,064	210,064
Stephen F. Kirk	140,000	110,064	250,064
Carol H. Kruse	100,000	110,064	210,064
Stephen E. Macadam	100,000	110,064	210,064
Vada O. Manager	115,000	110,064	225,064
Charles M. Sonsteby	120,000	110,064	230,064
Mary J. Twinem	115,000	110,064	225,064

(1)

The values reflected in column (b) include annual retainers paid for service as a non-employee director as well as retainers paid for service as the non-executive Chairman of the Board or as a committee chair, as applicable. For fiscal 2021, Messrs. Manager and Sonsteby deferred five percent and 100% of their retainers, respectively, to the Director Deferral Plan.

(2)	The values reflected in column (c) represent the grant date value of the fiscal 2021 annual deferred stock unit award made on January 28, 2021 to all non-employee directors.

The following table identifies the aggregate outstanding number of shares of restricted stock and deferred stock units held by each non-employee director as of September 30, 2021.

Name	Shares of Restricted Stock (#)	Deferred Stock Units(1) (#)
Gerald W. Evans, Jr.	—	10,926
Richard J. Freeland	4,937	22,435
Stephen F. Kirk	4,937	43,926
Carol H. Kruse	—	16,255
Stephen E. Macadam	4,937	37,463
Vada O. Manager	4,937	178,823
Charles M. Sonsteby	4,937	34,044
Mary J. Twinem	4,937	27,243

(1)	Includes credit for reinvested dividends allocated since grant date for all directors.

66	PROXY STATEMENT

Miscellaneous

Stock Ownership Information

Stock Ownership of Directors, Director Nominees and Executive Officers

The following table presents, as of the Record Date, November 29, 2021, information relating to the beneficial ownership of Valvoline Common Stock by (i) each of our current directors, (ii) each of our Named Executive Officers and (iii) all of our current directors and executive officers as a group. The address of each person listed below is the address of the Company. A person is deemed to have beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Valvoline Common Stock Beneficially Owned	Percentage of Class*

Samuel J. Mitchell, Jr.	875,301	*(1)(2)

Mary E. Meixelsperger	149,149	*(2)

Julie M. O’Daniel	40,349	*(1)(2)

Craig A. Moughler	59,433	*(1)(2)

Thomas A. Gerrald II	41,219	*(2)

Anthony R. Puckett	8,398	*(1)(3)

Gerald W. Evans, Jr.	10,926	*(1)

Richard J. Freeland	32,487	*(1)(4)

Stephen F. Kirk	55,763	*(1)(4)

Carol H. Kruse	16,255	*(1)

Stephen E. Macadam	48,418	*(1)(4)

Vada O. Manager	184,010	*(1)(4)

Charles M. Sonsteby	45,981	*(1)(4)

Mary J. Twinem	37,180	*(1)(4)

All directors and executive officers as a group (18 people)	1,692,160	0.94%

*	The percentage of shares beneficially owned does not exceed 1% of the class.

As of November 29, 2021, there were 179,980,216 shares of Valvoline Common Stock outstanding. Certain shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (e.g., upon exercise of an option) within 60 days of the date as of which the information is provided. Any such shares deemed to be beneficially owned are deemed to be outstanding shares for purposes of computing the percentage ownership of a person deemed to beneficially own such shares, but not for purposes of computing the percentage ownership of other persons.

(1)

Includes common stock units and/or deferred stock units (share equivalents) held by executive officers in the Valvoline Common Stock Fund under the Employee Deferral Plan and by directors under the Director Deferral Plan: as to Mr. Mitchell, 239,898 units; as to Ms. O’Daniel, 3,783 units; as to Mr. Moughler, 6,611 units; as to Mr. Puckett, 2,450 units; as to Mr. Evans, 10,926 units; as to Mr. Freeland, 22,435 units; as to Mr. Kirk, 43,926 units; as to Ms. Kruse, 16,255 units; as to Mr. Macadam, 37,463 units; as to Mr. Manager, 178,823 units; as to Mr. Sonsteby, 34,044 units; as to Ms. Twinem, 27,243 units; and as to all directors and executive officers as a group, 623,857 units.

(2)

Includes shares of Valvoline Common Stock with respect to which the executive officers have the right to acquire beneficial ownership within 60 calendar days after November 29, 2021, through the exercise of stock appreciation rights (“SARs”): as to Mr. Mitchell, 293,885 shares; as to Ms. Meixelsperger, 66,387 shares; as to Ms. O’Daniel, 13,333 shares; as to Mr. Moughler, 30,122 shares; as to Mr. Gerrald, 20,918 shares; and as to all directors and executive officers as a group, 466,132 shares. All SARs included in this table are reported on a net basis based on the closing price ($34.98) of Valvoline Common Stock on November 29, 2021. All SARs are stock settled and are not issued in tandem with a stock option.

(3)	Includes 780 restricted stock units which became vested on Mr. Puckett’s retirement but are subject to a six-month delay on distribution pursuant to the terms of the 2016 Incentive Plan.

(4)

Includes restricted shares of Valvoline Common Stock: as to each non-employee director, other than Ms. Kruse and Mr. Evans, 4,937 shares; and as to all directors and executive officers as a group, 29,622 shares.

PROXY STATEMENT 67

Stock Ownership of Certain Beneficial Owners

The following table presents, as of November 29, 2021, information relating to the beneficial ownership of Valvoline Common Stock by each person known by Valvoline to own more than 5% of the outstanding shares of Valvoline Common Stock. A person has beneficial ownership of shares if the person has voting or investment power over the shares or the right to acquire such power within 60 days. Investment power means the power to direct the sale or other disposition of the shares. Each person has sole voting and investment power over the shares except as described below.

Name of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned	Percentage of Class*

The Vanguard Group(1)	16,741,914	9.30%
100 Vanguard Blvd. Malvern, PA 19355

BlackRock, Inc.(2)	15,571,692	8.65%
55 East 52nd Street New York, NY 10055

Wasatch Advisors, Inc.(3)	10,989,036	6.11%
505 Wakara Way Salt Lake City, UT 84108

FMR LLC(4)	10,728,164	5.96%
245 Summer Street Boston, MA 02210

*	Based on 179,980,216 shares of Valvoline Common Stock outstanding as of November 29, 2021.

(1)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 10, 2021. The Vanguard Group (“Vanguard”), an investment adviser and parent holding company of investment advisory subsidiaries Vanguard Asset Management, Limited, Vanguard Fiduciary Trust Company, Vanguard Global Advisors, LLC, Vanguard Group (Ireland) Limited, Vanguard Investments Australia Ltd, Vanguard Investments Canada Inc., Vanguard Investments Hong Kong Limited, Vanguard Investments UK, Limited, beneficially owned 16,741,914 shares of Valvoline Common Stock as of December 31, 2020. Of such shares, Vanguard has sole voting power over 0 shares and shared voting power over 129,563 shares. Vanguard has sole dispositive power over 16,459,016 shares and shared dispositive power over 282,898 shares.

(2)

Based upon information contained in a Schedule 13G/A filed with the SEC on February 1, 2021. BlackRock, Inc., as parent holding company of investment advisory subsidiaries BlackRock Life Limited, BlackRock Advisors, LLC, BlackRock (Netherlands) B.V., BlackRock Institutional Trust Company, National Association, BlackRock Asset Management Ireland Limited, BlackRock Financial Management, Inc., BlackRock Asset Management Schweiz AG, BlackRock Investment Management, LLC, FutureAdvisor, Inc., BlackRock Investment Management (UK) Limited, BlackRock Asset Management Canada Limited, BlackRock (Luxembourg) S.A., BlackRock Investment Management (Australia) Limited, BlackRock Advisors (UK) Limited, BlackRock Fund Advisors and BlackRock Fund Managers Ltd, beneficially owned 15,571,692 shares of Valvoline Common Stock as of December 31, 2020, with sole voting power over 14,948,669 shares and sole dispositive power over 15,571,692 shares.

(3)

Based upon information contained in a Schedule 13G filed with the SEC on February 9, 2021. Wasatch Advisors, Inc. an investment adviser, beneficially owned 10,989,036 shares of Valvoline Common Stock as of December 31, 2020, with sole voting power and sole dispositive power over such shares.

(4)

Based upon information contained in a Schedule 13G filed with the SEC on February 8, 2021. FMR LLC, as parent holding company of investment advisory subsidiaries FIAM LLC, Fidelity Management & Research Company LLC and Strategic Advisors LLC, beneficially owned 10,728,164 shares of Valvoline Common Stock as of December 31, 2020, with sole voting power over 48,280 shares and sole dispositive power over 10,728,164 shares.

68	PROXY STATEMENT

Equity Compensation Plan Information

The following table provides information about the Company’s equity compensation plans under which Valvoline Common Stock may be issued as of September 30, 2021.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights		Weighted- Average Exercise Price of Outstanding Options, Warrants and Rights		Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans
Equity compensation plans approved by stockholders	2,809,238	(1)	$20.89	(2)	9,869,818	(3)
Equity compensation plans not approved by stockholders	644,682	(4)	$—		1,338,750	(5)

(1)

This figure includes the following shares issuable under the 2016 Incentive Plan: (a) 1,824,943 shares that could be issued upon the exercise of stock-settled SARs, of which 1,278,929 were exercisable as September 30, 2021; (b) 466,688 shares that could be issued upon the vesting of restricted stock unit awards; and (c) 517,607 shares that could be issued upon vesting of PSU awards, assuming target level of achievement.

(2)	The weighted-average exercise price excludes shares in Valvoline Common Stock that may be issued upon the settlement of RSU or PSU awards.

(3)

This figure represents 7,869,818 shares available for issuance under the 2016 Incentive Plan and 2,000,000 shares available for issuance under the Valvoline Inc. Employee Stock Purchase Plan. Under the 2016 Incentive Plan, full value awards, which include all awards other than options and stock-settled SARs, reduce the available share reserve on a 4-to-1 basis (4.5-to-1 for full value awards made prior to January 31, 2019).

(4)

This figure includes 371,114 shares that may be issued under the Director Deferral Plan and 273,568 shares that may be issued under the Employee Deferral Plan. Both plans are unfunded, nonqualified deferred compensation plans. Eligible Directors in the Director Deferral Plan may elect to defer all or a portion of their annual retainer and other fees in hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Director Deferral Plan. The Employee Deferral Plan provides an opportunity for a select group of management and highly compensated employees to elect to defer up to 50% of their eligible base salary and up to 75% of their incentive compensation as a means of saving for retirement or other future purposes. Participants elect how to invest their account balances from a diverse set of hypothetical investment options, including mutual funds and Valvoline Common Stock. The Company has reserved 1,000,000 shares of Valvoline Common Stock for issuance under the Employee Deferral Plan. Because these plans are not equity compensation plans as defined by the rules of the NYSE, neither plan required approval by the Company’s shareholders.

(5)	This figure includes 619,230 shares available for issuance under the Director Deferral Plan and 719,520 shares available for issuance under the Employee Deferral Plan.

Proxy Solicitation Costs

Valvoline is soliciting the proxies to which this Proxy Statement relates. All costs of soliciting proxies, including the cost of preparing and mailing the Proxy Statement and any accompanying material, will be borne by Valvoline. Expenses associated with this solicitation may also include charges and expenses of banks, brokers and other custodians, nominees or fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares. Solicitations may be made by mail, telephone, facsimile, electronic means and personal interview, and by officers and employees of Valvoline, who will not be additionally compensated for such activity. We have also retained Georgeson LLC to assist in the solicitation for a fee of $11,500, plus reasonable out-of-pocket expenses.

Shareholder Proposals for the 2023 Annual Meeting

Under SEC rules, if a shareholder wants us to include a shareholder proposal in our Proxy Statement for the 2023 Annual Meeting, our Corporate Secretary must receive the proposal at our principal executive offices on or before August 16, 2022, which is 120 calendar days before the one-year anniversary of the mailing date of our Proxy Statement for the Annual Meeting. All proposals must comply with Rule 14a-8 under the Exchange Act.

PROXY STATEMENT 69

Our By-laws establish an advance notice procedure for any shareholder who wishes to propose an item of business for consideration at our 2023 Annual Meeting but does not intend for the proposal to be included in our Proxy Statement. Pursuant to these procedures, the shareholder must provide advance written notice of such proposal to our Corporate Secretary, which must contain the information required by our By-laws with respect to the shareholder and the business to be brought before the 2023 Annual Meeting. To be timely for our 2023 Annual Meeting, our Corporate Secretary must receive the written notice at our principal executive offices no earlier than the close of business on September 27, 2022 and no later than the close of business on October 27, 2022. If we hold our 2023 Annual Meeting more than 30 days before or more than 60 days after the one-year anniversary date of our 2022 Annual Meeting, our Corporate Secretary must receive the written notice no earlier than the close of business on the 120th day prior to the date of the 2023 Annual Meeting and no later than the close of business on the later of (i) the 90th day prior to the date of the 2023 Annual Meeting and (ii) the 10th day following the day on which public announcement of the 2023 Annual Meeting is first made. The chairman of an annual meeting of shareholders may refuse to acknowledge any person’s proposal not made in compliance with our By-laws. A copy of our By-laws is available on our website at http://investors.valvoline.com or on the SEC’s website at http://www.sec.gov. Shareholders may also obtain a copy of our By-Laws by sending a written request to Valvoline’s Corporate Secretary, 100 Valvoline Way, Lexington, KY 40509.

Shareholders should send all proposals for the 2023 Annual Meeting via registered, certified or express mail to the Corporate Secretary of Valvoline at 100 Valvoline Way, Lexington, KY 40509.

Other Matters

As of the date of this Proxy Statement, Valvoline does not know of any business to be presented for consideration at the Annual Meeting, other than the items referred to in this Proxy Statement. In the event that any additional matter is properly brought before the meeting for shareholder action, properly voted proxies will be voted in accordance with the judgment of the proxies named therein.

If you wish to vote by proxy, please do so by visiting the website listed on your proxy card, by calling the telephone number specified on your proxy card or by mailing a completed, signed and dated proxy card. You may also vote by attending the Annual Meeting and voting your shares in person. We appreciate your prompt attention to these matters, and your continued confidence in Valvoline.

Julie M. O’Daniel

Senior Vice President, Chief Legal Officer

and Corporate Secretary

70	PROXY STATEMENT

Appendix A Non-GAAP Reconciliation

The following tables reconcile net income and diluted earnings per share (EPS) to adjusted net income and adjusted diluted EPS; net income to adjusted EBITDA; segment operating income to segment adjusted EBITDA; segment operating income to segment discretionary free cash flow; and cash flow from operations to free cash flow, for the periods presented. We believe the use of these non-GAAP measures assists investors in understanding our ongoing operating performance by presenting comparable financial results between periods. The non-GAAP information provided is used by management and may not be comparable to similar measures disclosed by other companies, because of differing methods used by other companies in calculating adjusted diluted EPS, adjusted EBITDA, segement adjusted EBITDA, segment discretionary free cash flow and free cash flow.

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - NET INCOME AND DILUTED EARNINGS PER SHARE

(In millions, except per share data - Unaudited)

	Year ended September 30
	2021	2020
Reported net income	$420	$317
Adjustments:
Net pension and other postretirement plan income	(126)	(59)
Net legacy and separation-related income	(24)	(30)
LIFO charge (credit)	41	(15)
Debt extinguishment and modification costs	36	19
Business interruption recovery	(3)	(2)
Compensated absences benefits change	—	(11)
Acquisition and divestiture-related costs	—	2
Total adjustments, pre-tax	(76)	(96)
Income tax effect of adjustments	13	46
Income tax adjustments	—	—
Total adjustments, after tax	(63)	(50)
Adjusted net income(a)	$357	$267

Reported diluted earnings per share	$2.29	$1.69
Adjusted diluted earnings per share(b)	$1.95	$1.42

Weighted average diluted common shares outstanding	183	188

(a)	Adjusted net income is defined as net income adjusted for key items.

(b)	Adjusted diluted earnings per share is defined as earnings per diluted share calculated using adjusted net income.

PROXY STATEMENT A-1

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA

(In millions - Unaudited)

	Year ended September 30
Adjusted EBITDA - Valvoline	2021	2020
Net income	$420	$317
Add:
Income tax expense	123	134
Net interest and other financing expenses	111	93
Depreciation and amortization	92	66
EBITDA	746	610
Key items:
Net pension and other postretirement plan income(a)	(126)	(59)
Net legacy and separation-related income	(24)	(30)
LIFO charge (credit)	41	(15)
Business interruption recovery	(3)	(2)
Compensated absences benefits change	—	(11)
Acquisition and divestiture-related costs	—	2
Adjusted EBITDA	$634	$495

(a)

Net pension and other postretirement income includes remeasurement gains and losses and recurring non-service pension and other postretirement net periodic income, which consists of interest cost, expected return on plan assets and amortization of prior service credit.

	Year ended September 30
Adjusted EBITDA - Retail Services	2021	2020
Operating income(a)	$321	$208
Key items	—	—
Depreciation and amortization	61	39
Adjusted EBITDA	$382	$247

(a)	Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to adjusted EBITDA.

	Year ended September 30
Adjusted EBITDA - Global Products	2021	2020
Operating income(a)	$298	$284
Key items	—	—
Depreciation and amortization	29	25
Adjusted EBITDA	$327	$309

(a)	Valvoline does not generally allocate activity below operating income to its operating segments; therefore, the table above reconciles operating income to adjusted EBITDA.

A-2	PROXY STATEMENT

Valvoline Inc. and Consolidated Subsidiaries

RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW

(In millions - Unaudited)

	Year ended September 30

Segment Adjusted EBITDA(a)	2021	2020
Retail Services	$382	$247
Global Products	327	309
Segment Adjusted EBITDA	709	556
Corporate	(75)	(61)
Adjusted EBITDA	$634	$495

(a)

Segment adjusted EBITDA represents the operations of the Company’s two operating segments, including expenses associated with each segment’s utilization of indirect resources. The costs of corporate functions, in addition to certain corporate and non-operational matters, or key items, are not included in segment adjusted EBITDA.

Global Products Discretionary free cash flow(a)	Year ended September 30, 2021
Operating Income	$298
Key Items	—
Adjusted Operating Income	298
Less: Income Tax Expense(b)	(71)
Less: Maintenance additions to property, plant and equipment(c)	(14)
Discretionary free cash flow	$213

(a)	Segment discretionary free cash flow is defined as operating segment adjusted operating income after-tax less maintenance capital expenditures.

(b)	Income tax expense estimated using the adjusted effective tax rate for the period multiplied by operating segment adjusted operating income.

(c)	Maintenance capital expenditures are routine uses of cash that are necessary to maintain the Company’s operations.

Free cash flow(a)	Year ended September 30, 2021
Cash flows provided by operating activities	$404
Less: Capital expenditures	(144)
Free cash flow	$260

(a)	Free cash flow is defined as cash flows provided by operating activities less capital expenditures and certain other adjustments as applicable.

PROXY STATEMENT A-3

PROXY TABULATOR
P.O. BOX 9112
FARMINGDALE, NY 11735

Telephone and Internet access is available 24 hours a day, 7 days a week.

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on January 24, 2022 (Vote by 6:00 a.m. Eastern Time on January 21, 2022 for participants in the Valvoline 401(k) Plan). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on January 24, 2022 (Vote by 6:00 a.m. Eastern Time on January 21, 2022 for participants in the Valvoline 401(k) Plan). Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D62312-Z81345-P63943 KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

  VALVOLINE INC.

The Board of Directors recommends a vote FOR each of the Director nominees in proposal 1 and FOR proposals 2 and 3.

1.	Election of 9 Directors to serve until the following annual meeting of Valvoline’s shareholders and until their successors have been duly elected and qualified, as set forth in the Proxy Statement.

	Nominees:	For	Against	Abstain

	1a. Gerald W. Evans, Jr.	☐	☐	☐

	1b. Richard J. Freeland	☐	☐	☐

	1c. Stephen F. Kirk	☐	☐	☐

	1d. Carol H. Kruse	☐	☐	☐

	1e. Stephen E. Macadam	☐	☐	☐

	1f. Vada O. Manager	☐	☐	☐

	1g. Samuel J. Mitchell, Jr.	☐	☐	☐

	1h. Charles M. Sonsteby	☐	☐	☐

	1i. Mary J. Twinem	☐	☐	☐

		For	Against	Abstain

2.	Ratification of the appointment of Ernst & Young LLP as Valvoline’s independent registered public accounting firm for fiscal 2022.	☐	☐	☐

3.	Non-binding advisory resolution approving our executive compensation.	☐	☐	☐

In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

INSTRUCTIONS: Please sign exactly as your name appears on this proxy. If shares are held jointly, each shareholder should sign. When signing as an attorney, executor, administrator, or other fiduciary or on behalf of a corporation, bank, trust company, or other similar entity, your title or capacity should be shown.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report on Form 10-K are available at www.proxyvote.com.

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D62313-Z81345-P63943

PROXY

VALVOLINE INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF SHAREHOLDERS ON JANUARY 25, 2022

The undersigned hereby appoints Samuel J. Mitchell, Jr. and Julie M. O’Daniel, and each of them as proxies for the undersigned, with full power of substitution and power to act alone, to act and to vote all shares of Valvoline Inc. Common Stock that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on January 25, 2022, and at any adjournment or postponement thereof.

If you do not provide voting instructions, your proxy will be voted FOR each of the Director nominees in proposal 1 and FOR proposals 2 and 3.

In order to be counted in the final tabulation, your telephone or Internet vote must be received by 6:00 a.m. Eastern Time on January 21, 2022 if you are voting shares attributable to your investment in the Valvoline Common Stock Fund as a participant in the Valvoline 401(k) Plan or by 11:59 p.m. Eastern Time on January 24, 2022 if you are a registered shareholder.

Please sign, date and return your proxy promptly in the enclosed envelope.

(Continued and to be signed on reverse side)